SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Eclipsys Corporation

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Eclipsys Corporation

Three Ravinia Drive

Atlanta, Georgia 30346

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2008

The annual meeting of stockholders of Eclipsys Corporation (the “Company”) will be held at the Company’s headquarters, located at Three Ravinia Drive, Atlanta, GA 30346, on June 11, 2008, at 9:00 a.m., local time, to consider and act upon the following matters:

1.	To elect two Class I directors to serve for the ensuing three years.

2.	To approve the Company’s 2008 Omnibus Incentive Plan.

3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the current fiscal year.

4	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 14, 2008 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open following the record date.

By Order of the Board of Directors,

Brian W. Copple
Secretary

Atlanta, Georgia

April 29, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE VOTE VIA THE INTERNET OR TELEPHONE AS INSTRUCTED IN THESE MATERIALS OR, IF THIS PROXY STATEMENT WAS MAILED TO YOU, COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED ENVELOPE OR VOTE VIA THE INTERNET OR TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

Eclipsys Corporation

Three Ravinia Drive

Atlanta, Georgia 30346

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2008

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors” or the “Board”) of Eclipsys Corporation (the “Company” or “Eclipsys”) for use at the annual meeting of stockholders to be held at the Company’s headquarters, located at Three Ravinia Drive, Atlanta, Georgia 30346, on June 11, 2008 at 9:00 a.m., local time and at any postponement or adjournment thereof (the “Annual Meeting”). You are invited to attend the Annual Meeting, and we request that you vote on the proposals described in this proxy statement; however, you do not need to attend the Annual Meeting to vote your shares. Instead, you can appoint a proxy to vote your shares as explained below.

In accordance with rules and regulations recently adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record on the record date as we did in prior years, we are now furnishing proxy materials to our stockholders on the Internet and mailing printed copies of the proxy materials to only a limited number of our stockholders. If you have received a printed copy of these proxy materials by mail, you may simply complete, sign and return your proxy card by mail or follow the instructions on your proxy card to submit your proxy via the Internet or telephone. Stockholders receiving a Notice of Internet Availability of Proxy Materials by mail will generally not receive a printed copy of the proxy materials unless they specifically request a printed copy in accordance with the instructions included in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials provides instructions as to how to (i) access and review all of the important information contained in the proxy materials, (ii) vote via the Internet or telephone or by mail, and (iii) request a printed copy of the proxy materials. Proxies must be received by 11:59 p.m. Eastern Time on June 10, 2008 to be counted. We intend to begin distributing our proxy materials to stockholders, via Notice of Internet Availability of Proxy Materials or paper copy mailing, on or about May 1, 2008.

Each properly submitted proxy will be voted in accordance with the stockholder’s instructions contained therein. If no choice is specified, executed proxies will be voted:

FOR election of the Class I directors of the Company designated herein as nominees (see “Proposal 1 - Election of Directors” beginning at page 3 of this proxy statement);

FOR approval of the Company’s 2008 Omnibus Incentive Plan (see “Proposal 2 - Approval of the Company’s 2008 Omnibus Incentive Plan” beginning at page 30 of this proxy statement); and

FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the current fiscal year (see “Proposal 3 - Ratification of the Selection of the Company’s Independent Registered Certified Public Accounting Firm” beginning at page 36 of this proxy statement).

A proxy may be revoked by a stockholder at any time before its exercise. A stockholder may revoke a proxy by entering a new vote via the Internet or telephone, by delivery of written revocation or a subsequently dated proxy to our Secretary or by voting in person at the Annual Meeting. To revoke a proxy via the Internet or telephone, you must do so by 11:59 p.m. Eastern Time on June 10, 2008. Attendance at the Annual Meeting will not cause your previously executed proxy to be revoked unless you specifically request such revocation.

The Company will pay all costs of proxy solicitation. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews, and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names and, as required by law, we will reimburse them for their out-of-pocket expenses in this regard.

Voting

On April 14, 2008, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the “Record Date”), there were outstanding and entitled to vote an aggregate of 54,073,564 shares of our common stock (“Voting Common Stock”) (constituting all of our voting stock). Holders of Voting Common Stock are entitled to one vote per share. The holders of a majority of the shares of Voting Common Stock outstanding on the Record Date and entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments and postponements thereof. Shares of Voting Common Stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

The affirmative vote of a plurality of the shares of Voting Common Stock present in person or represented by proxy at the Annual Meeting entitled to vote is required for the election of directors. The affirmative vote of a majority of the shares of Voting Common Stock present in person or represented by proxy at the Annual Meeting entitled to vote on the matter is required to (i) approve the 2008 Omnibus Incentive Plan and (ii) ratify the selection of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the current fiscal year. For any proposals other than the election of directors, abstentions are counted in tabulations of the votes cast on a proposal presented to stockholders and generally have the same effect as a vote against the proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. With regard to the election of directors, votes may be cast in favor of the director or withheld. Because directors are elected by plurality, abstentions from voting and broker non-votes will be excluded from the vote and will have no effect on its outcome. If a quorum is present at the meeting, the nominees receiving the greatest number of votes (up to two directors) will be elected.

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the persons acting as proxies will vote, or otherwise act, in accordance with their judgment on such matters.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials. This means that only one copy of our proxy materials, including the Notice of Internet Availability of Proxy Materials, may have been sent to multiple stockholders in your household. We will promptly deliver a separate Notice of Internet Availability of Proxy Materials and, if applicable, a separate proxy statement and annual report, to you if you contact us at the following address or phone number: Eclipsys Corporation, Three Ravinia Drive, Atlanta, Georgia 30346, phone: (404) 847-5000, Attention: Corporate Secretary. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or phone number.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors is classified into three classes (designated Class I, Class II and Class III) with members of each class holding office for staggered three-year terms. There are currently three Class I directors, whose terms expire at this Annual Meeting, two Class II directors, whose terms expire at the 2009 annual meeting of stockholders, and two Class III directors, whose terms expire at the 2010 annual meeting of stockholders, in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal.

The Board of Directors nominated R. Andrew Eckert and Eugene V. Fife to stand for election as Class I directors at the Annual Meeting. Braden R. Kelly, a Class I director, is not standing for re-election at the Annual Meeting. The persons named in the enclosed proxy will vote to elect these nominees as Class I directors, unless authority to vote for the election of these nominees is withheld by marking the proxy to that effect. Each nominee has indicated his willingness to serve, if elected, but if he is unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. Each nominee, if elected, will hold office until the 2011 annual meeting of stockholders, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

The table below lists our directors and their committee assignments. A summary of the background and experience for each nominee and incumbent is set forth after the table.

Name	Age	Position	Committee Assignments			Member Since
			Audit	Compensation	Nominating & Governance
Dan L. Crippen	56	Director	X	X	X	June 2004

Steven A. Denning	59	Director		X		March 1997

R. Andrew Eckert	46	Director, President and CEO				November 2005

Eugene V. Fife	67	Chairman of the Board				May 1997

Edward A. Kangas	63	Director	X	Chair	X	June 2004

Braden R. Kelly	37	Director			Chair	February 2001

Jay B. Pieper	64	Director	Chair			May 1996

Nominees for Class I Directors

R. Andrew Eckert has been a director of Eclipsys, as well as Chief Executive Officer and President, since November 14, 2005. From March 2004 to October 2005, Mr. Eckert served as Chief Executive Officer of SumTotal Systems, Inc., a provider of learning and business performance technologies and services. From 2002 to March 2004, he served as Chief Executive Officer of Docent, Inc., until it merged with Click2learn to form SumTotal Systems. Previously, Mr. Eckert spent 11 years with ADAC Laboratories, a global leader in nuclear medicine and radiation therapy planning systems, where he served as Chief Executive Officer (1997 to 2001), Chairman (1999 until its sale to Philips Medical Systems in 2000), and President (1994 to 1997). Prior to ADAC, he worked in the consulting and finance industries with Goldman Sachs, Summit Partners and Marakon Associates. Mr. Eckert serves as a board member of Varian Medical Systems, an oncology capital equipment company.

Eugene V. Fife has been a director of Eclipsys since May 1997 and has served as Chairman of the Board since January 2003. From April 2005 to November 14, 2005, Mr. Fife served as Chief Executive Officer and President of Eclipsys on an interim basis. Since December 1999, Mr. Fife has served as the founding principal of Vawter Capital, LLC, a private investment firm. Mr. Fife was formerly a general partner in Goldman Sachs & Co., where he served as a member of its Management Committee and as Chairman of Goldman Sachs International. He retired from Goldman Sachs & Co. in 1995, but continues to serve as a Senior Director of the firm. Mr. Fife’s healthcare industry experience includes serving as Chief Executive Officer of Illuminis, Inc., a medical information systems company, from September 1996 to October 2000, and as a former member of the University of Virginia Medical Center’s Operating Board. Mr. Fife is also a director of Caterpillar, Inc., a heavy equipment and engine manufacturer, and is the Chairman of the Governing Council of the Miller Center of Public Affairs at the University of Virginia.

Additional Class I Director until the Annual Meeting (not standing for re-election)

Braden R. Kelly has been a director of Eclipsys since February 2001. Mr. Kelly served as a Managing Director of General Atlantic LLC, a global private equity investment firm that provides capital for innovative companies where information technology or intellectual property is a key driver of growth. Mr. Kelly was with General Atlantic from 1995 until his retirement at the end of 2006. Mr. Kelly served as head of the firm’s Palo Alto office and global healthcare practice, and as a member of its Investment Committee. Mr. Kelly has served on public and private boards of multiple technology, healthcare technology and healthcare services companies.

Incumbent Class II Directors

Steven A. Denning has been a director of Eclipsys since March 1997. Mr. Denning is the Chairman and a Managing Director of General Atlantic LLC, a global private equity investment firm that provides capital for innovative companies where information technology or intellectual property is a key driver of growth, and has been with General Atlantic (or its predecessor) since 1980. Mr. Denning is also a director of Genpact, a global leader in providing high-quality business-process services; Hewitt Associates, Inc., a global human resources outsourcing and consulting firm delivering a complete range of human capital management services; IHS Inc., a leading global provider of critical technical information, decision-support tools and related service; Liberata Limited, one of the United Kingdom’s leading specialists in business process outsourcing services; and The Thomson Corporation, a provider of integrated information solutions to business and professional customers.

Jay B. Pieper has been a director of Eclipsys since May 1996. Since May 1995, Mr. Pieper has served as Vice President of Corporate Development and Treasury Affairs for Partners HealthCare System, Inc., the parent of Brigham and Women’s Hospital, Inc. and Massachusetts General Hospital. He is also President of Partners International Medical Services LLC. Mr. Pieper serves on the Board of Directors of Biopure Corporation, a manufacturer of pharmaceuticals, and WorldCare, Ltd., a privately-held provider of healthcare related insurance and telemedicine products, and is a member and past director of Financial Executives International.

Incumbent Class III Directors

Dan L. Crippen has been a director of Eclipsys since June 2004. Mr. Crippen is currently self-employed as a consultant, advising medical device manufacturers, pharmaceutical companies, medical management firms, healthcare policy organizations, state and local governments, and others conducting business with the federal government. From 1999 to 2003, Mr. Crippen served as the Director of the Congressional Budget Office. From 1996 to 1999, Mr. Crippen was a founding partner of Washington Counsel, P.C., a consulting firm.

Edward A. Kangas has been a director of Eclipsys since June 2004. Mr. Kangas served as Chairman and Chief Executive Officer of Deloitte Touche Tohmatsu from 1989 to 2000. He also served as the Managing Partner of Deloitte & Touche (USA) from 1989 to 1994. He is a director of Hovnanian Enterprises Inc., a national homebuilder; Electronic Data Systems Corporation, a provider of technology and outsourcing services; Tenet Healthcare Corporation, a healthcare services company; and Intuit, Inc., a software company focusing on consumer and small business financial products.

Individuals Chosen to Become Directors

The following individuals have been chosen to become directors, and are expected to be appointed by the Board of Directors on May 14, 2008. They have agreed to serve if appointed.

John T. Casey has served as the Chairman of Medcath Corporation since 2003. He joined the board of Medcath in 1999, and from 2003 to 2006 he also served as Chief Executive Officer. Medcath operates nine hospitals focused on the care and treatment of cardiovascular disease, leases mobile cardiac catheterization labs, operates fixed-site labs, conducts clinical research and provides physician practice management services to heart specialists. Prior to joining the board of Medcath, Mr. Casey was the Chairman and Chief Executive Officer of Physician Reliance Network, Inc., an administrative management company specializing in medical practice management, clinical research and physician education, from 1997 until its merger with American Oncology Resources to form US Oncology, Inc. in 1999. From 1976 to 1997, Mr. Casey was President and CEO of Presbyterian St. Luke’s Medical Center (now Health One) in Denver; President and CEO of Methodist Health Systems, Inc. in Memphis; Chairman and CEO of The Samaritan Foundation (now Banner Health) in Phoenix; President and COO of American Medical International, Inc. (now Tenet Healthcare) in Dallas; and Chairman and CEO of Intecare in Dallas.

Craig Macnab has served as the Chief Executive Officer and a member of the board of directors of National Retail Properties, Inc. since 2004, and was appointed Chairman of its Board in February 2008. National Retail Properties is a publicly traded company that acquires, develops, and manages freestanding retail properties, with a portfolio of over 700 properties in 40 states. Previously, Mr. Macnab was the Chief Executive Officer and President of JDN Realty, a publicly traded real estate investment trust, from 2000 to 2003. Before joining JDN Realty, Mr. Macnab had a 20-year career in finance, serving as a Vice President at Lazard Freres & Co.; a partner of J.C. Bradford & Co., a brokerage firm later merged into PaineWebber; General Partner of Macneil Advisors, a private equity firm; and President of Tandem Capital, a private investment company providing growth capital to small public companies. In addition to serving on the board of National Retail Properties, Mr. Macnab is also a director of Developers Diversified Realty Corporation, a publicly traded company that acquired JDN Realty in 2003. He was also a member of the board of directors of Per Se Technologies, Inc., a healthcare information technology company, from 2002 until 2007.

The Board of Directors recommends a vote FOR the election of R. Andrew Eckert and Eugene V. Fife as Class I directors.

CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

The Company is required to comply with the director independence rules of the NASDAQ Stock Market, Inc. (“NASDAQ”), on which the Company’s common stock is listed. A director will qualify as an “independent director” under Rule 4200(a)(15) of the NASDAQ Marketplace Rules if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that none of Messrs. Crippen, Denning, Fife, Kangas, Kelly, or Pieper has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Accordingly, our Board of Directors has concluded that each of these directors is an “independent director” as defined under applicable NASDAQ rules.

BOARD AND COMMITTEE MEETINGS

In 2007, the Board of Directors met nine times, the Audit Committee met 12 times, the Compensation Committee met five times, and the Nominating & Governance Committee met two times. During 2007, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which the director then served.

Our Board of Directors has determined that director attendance at our annual meetings would be an unjustified expense because stockholder attendance has historically been extremely sparse. Accordingly, our Corporate Governance Policy provides that directors are not required to attend our annual meetings. A copy of the policy is posted on the “Corporate Governance” section of our Investor Relations website at www.eclipsys.com/investors. Mr. Eckert was the only director who attended our 2007 annual meeting of stockholders.

BOARD COMMITTEES

The Board of Directors has established three standing committees – Audit, Compensation, and Nominating & Governance – each of which operates under a written charter that has been approved by the Board. A current copy of each committee’s charter is posted on the “Corporate Governance” section of our Investor Relations website at www.eclipsys.com/investors.

Committee membership is indicated in the table above. The Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the NASDAQ Marketplace Rules, including, in the case of all members of the Audit Committee, the independence requirements set forth in Rule 10A-3 under the Securities Exchange Act of 1934.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and overseeing the independence of our registered certified public accounting firm;

•	overseeing the work of our independent registered certified public accounting firm, including through the receipt and consideration of certain reports from such firm;

•	reviewing and discussing with management and our independent registered certified public accounting firm our annual and quarterly financial statements and related disclosures;

•	reviewing our internal control over financial reporting and disclosure controls and procedures, and overseeing our Code of Business Conduct and Ethics;

•	reviewing the effectiveness of our internal audit function;

•	reviewing our risk management policies;

•	establishing procedures for the receipt and retention of accounting-related complaints and concerns; and

•	preparing the Audit Committee Report required by SEC rules (which is included below under the caption “Report of the Audit Committee of the Board of Directors”).

The Board of Directors has determined that each of Messrs. Pieper, Crippen and Kangas is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	reviewing and approving performance objectives for the CEO and the other executive officers;

•	evaluating the performance of the CEO and the other executive officers;

•	overseeing executive development for executive officers;

•	overseeing succession planning for the CEO and the other executive officers;

•	determining the compensation and benefits of the CEO and the other executive officers;

•	overseeing and administering our cash and equity incentive plans;

•	monitoring compliance by officers with the Company’s stock ownership requirements;

•	advising on non-executive officer compensation;

•	making recommendations to the Board with respect to director compensation; and

•	preparing the Compensation Committee Report required by SEC rules (which is included below under the caption “Compensation Committee Report”).

In connection with its duty to oversee and administer our equity compensation plans, the Compensation Committee has delegated to the CEO, acting as a committee of the Board, the authority, subject to certain limits, to grant awards thereunder to employees other than the Company’s executive officers. The CEO makes recommendations to the Compensation Committee regarding compensation for other executive officers. Frederic W. Cook & Co., Inc. (“Cook”) has been engaged by the Compensation Committee to act as its independent consultant since January 2006. Cook provides analysis and advice regarding the Company’s executive compensation practices, including with respect to the amount and form of executive and director compensation. A representative of Cook generally attends all meetings at which the Compensation Committee undertakes significant review of, and/or action with respect to, executive or director compensation. Cook also consults regularly with the Chairman of the Compensation Committee.

Nominating & Governance Committee

The Nominating & Governance Committee’s responsibilities include:

•	reviewing and making recommendations to the Board regarding the size, composition, structure and operation of the Board;

•	seeking, evaluating, recommending and recruiting qualified individuals to become directors;

•	approving procedures to be followed by stockholders in submitting recommendations of director candidates;

•	recommending to the Board the persons to be nominated for election as directors;

•	approving and administering the Company’s corporate governance policies and procedures; and

•	administering a periodic assessment of the Board and its committees.

DIRECTOR CANDIDATE NOMINATING PROCEDURES

The process followed by the Company’s Nominating & Governance Committee to identify and evaluate director candidates includes requests for recommendations (including through retained search firms, as well as less formal methods such as personal contacts), committee meetings from time to time to evaluate biographical information and material relating to potential candidates, and interviews of candidates by Board members.

In considering whether to nominate any particular candidate, the Nominating & Governance Committee will apply the criteria set forth in our Corporate Governance Policy. These criteria include the candidate’s integrity, independence, judgment, business experience and background, as well as the Board’s needs. The Nominating & Governance Committee does not assign specific weights to particular criteria. The Nominating & Governance Committee believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will facilitate the Board’s fulfillment of its responsibilities.

Stockholders may recommend individuals to the Nominating & Governance Committee for consideration as potential director candidates and inclusion in our proxy statement for the 2009 annual meeting of stockholders by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned at least $2,000 in market value or 1% of our Voting Common Stock for at least a year as of the date such recommendation is made. Such information should be sent to the Nominating & Governance Committee, c/o Corporate Secretary, Eclipsys Corporation, Three Ravinia Drive, Atlanta, Georgia 30346. Assuming that appropriate biographical and background material has been provided on a timely basis and other procedural requirements have been satisfied, the Nominating & Governance Committee will evaluate stockholder-recommended candidates by following the same process, and applying the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate, then his or her name will be included on our proxy card for the 2009 annual meeting of stockholders.

Stockholders also have the right under our bylaws to directly nominate director candidates at an annual meeting even though the nominee is not included in the proxy statement for the annual meeting at which such nomination is to be considered. Pursuant to our bylaws, in order for any stockholder-recommended director candidate who is not included in the proxy statement for the 2009 annual meeting of stockholders to be brought before the meeting by a stockholder of record, such stockholder must give notice of that director nomination to our Corporate Secretary not less than 60 days or more than 90 days prior to the 2009 annual meeting of stockholders. If less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice of the stockholder’s director nomination must have been mailed or delivered to our Corporate Secretary no later than the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. The notice of director nomination must contain the information required by our bylaws. Candidates nominated by stockholders in accordance with these bylaw procedures for consideration at the 2009 annual meeting of stockholders are not required to be included on our proxy card for that annual meeting.

COMMUNICATING WITH THE INDEPENDENT DIRECTORS

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Board (if an independent director), or the Lead Director (if one is appointed), or the Chairman of the Nominating & Governance Committee, with the assistance of our Chief Financial Officer and General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as considered appropriate. Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board (if an independent director), or the Lead Director (if one is appointed), or the Chairman of the Nominating & Governance Committee, considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs or personal grievances and communications that are repetitive or duplicative.

Stockholders who wish to send communications on any topic to the Board may address such communications to Board of Directors c/o Corporate Secretary, Eclipsys Corporation, Three Ravinia Drive, Atlanta, Georgia 30346.

CODE OF BUSINESS CONDUCT AND ETHICS

Eclipsys has adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is posted on the “Corporate Governance” section of our Investor Relations website at www.eclipsys.com/investors. In addition, we intend to post on our website all disclosures that are required by law or the applicable NASDAQ rules concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Crippen, Denning, and Kangas served during 2007 as members of the Compensation Committee. None of Messrs. Crippen, Denning or Kangas was at any time during 2007, or at any other time, an officer or employee of the Company. No interlocking relationships exist between the Board of Directors or the Compensation Committee and the board of directors or the compensation committee of any other company.

DIRECTOR COMPENSATION

2007 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash[1] ($)		Stock Awards[3] ($)	Option Awards[3] ($)	Total ($)
Dan L. Crippen	103,250		78,512	104,256	286,018

Steven A. Denning	54,750	[2]	78,512	34,553	167,815

Eugene V. Fife	163,000		78,512	172,763	414,275

Edward A. Kangas	113,750		78,512	104,256	296,518

Braden R. Kelly	55,250	[2]	78,512	34,553	168,315

Jay B. Pieper	78,000		78,512	55,284	211,796

[1]

Consists of annual retainers, meeting fees, and chair fees. The chair fees are $115,000 for Mr. Fife as Chairman of the Board, $15,000 for Mr. Pieper as Chairman of the Audit Committee, $10,000 for Mr. Kangas as Chairman of the Compensation Committee, and $5,000 for Mr. Kelly as Chairman of the Nominating & Governance Committee. Included in the fees for Messrs. Crippen and Kangas is a retainer of $25,000 for service on our special litigation committee formed in connection with the derivative litigation that followed our voluntary stock option review, which was completed in May 2007. The committee chair fees were increased in April 2008. See the narrative disclosure below for a description of the current committee chair fees.

[2]	The director has elected to defer this entire amount and receive it in the form of deferred stock units rather than cash.
[3]

In accordance with the rules of the Securities and Exchange Commission, these amounts are the 2007 expense recognized by the Company in accordance with FAS 123R for financial statement reporting purposes in connection with stock awards or option awards. The reported amount does not necessarily reflect aggregate income that may be recognized by the individual for income tax purposes upon vesting of awards or sale of shares, or the value that may be realized by the individual upon sale of shares, which amounts will depend upon the fair market value of the shares at the times awards vest and shares are sold and may be more or less than the amount shown. Stock Awards amounts consist of the pro-rata portion of each director’s annual grant of $75,000 in deferred stock units recognized as expense in 2007. The Stock Awards amount for Mr. Fife excludes expense recognized in 2007 in connection with a grant of 100,000 shares of restricted stock made to him in April 2005 in connection with his service as interim Chief Executive Officer of the Company.

Narrative Disclosure Related to Director Compensation Table

Each non-employee director of the Company is compensated for service on the Company’s Board through a combination of cash fees and equity.

Cash Fees

For 2007 and the 1st Quarter 2008, cash fees included an annual retainer of $35,000, attendance fees of $2,000 per board meeting and $1,500 per committee meeting (with those amounts halved for telephonic participation), and additional annual committee chair fees as noted in footnote 1 to the table above.

Beginning in April 2008, attendance fees per Board meeting and committee meeting shall only be halved for telephonic participation in meetings that are held in-person. In addition, the annual committee chair fees increased to: $20,000 for the Audit Committee Chairman; $15,000 for the Compensation Committee Chairman; and $10,000 for the Nominating & Governance Committee Chairman.

Equity Compensation

Equity compensation takes the form of deferred stock units (“DSUs”) granted under the Company’s 2005 Stock Incentive Plan. If and when the 2008 Omnibus Incentive Plan described in this proxy statement is approved by our stockholders, the DSUs will thereafter be granted under that 2008 plan.

Initial Awards. In connection with joining the Board, each new non-employee director will be granted: (i) for inducement and retention purposes, a number of DSUs equal to the quotient obtained by dividing $75,000 by the fair market value of the Company’s Common Stock on the date of issuance (the “Inducement DSUs”); and (ii) for compensatory purposes, a number of DSUs equal to the product of $11,000 and the number of full 30-day periods from the date of election or appointment to the Board until the scheduled date of the next regular annual meeting of the Company’s stockholders (if the next annual meeting has not yet been scheduled at the time of calculation of the award, it is assumed that the next annual meeting will be held on the same month and day as the immediately preceding annual meeting) (the “Pro-Rata DSUs”). The Inducement DSUs and the Pro-Rata DSUs will be issued on the date of election or appointment to the Board unless the date of election or appointment to the Board is during a regular quarterly blackout period under the Company’s Insider Trading Policy, in which case the DSUs are granted upon termination of that blackout period. Each Inducement DSU and Pro-Rata DSU represents a notional right to receive one share of Common Stock at the time specified below.

Each Initial DSU vests in twenty-four (24) equal consecutive monthly increments following the date of award or, if earlier, upon the occurrence of a change in control. Each Pro-Rata DSU vests in the same manner as described below for Annual Grant DSUs.

Annual Awards. Each individual who is elected as a non-employee director at an annual meeting of stockholders, or who is a continuing non-employee director immediately after such annual meeting, will be granted a number of DSUs equal to the quotient obtained by dividing $125,000 by the fair market value of the Company’s Common Stock on the date of the annual meeting (the “Annual DSUs”). However, if the date of the annual meeting is during a regular quarterly blackout period under the Company’s Insider Trading Policy, then the Annual DSUs are granted upon termination of that blackout period. Each Annual DSU represents a notional right to receive one share of Common Stock at the time specified below.

Each Annual DSU vests in twelve (12) equal consecutive monthly increments following the date of the annual meeting with respect to which such Annual DSU is made or, if earlier, upon the occurrence of a change in control, or the annual meeting of stockholders immediately following the meeting with respect to which the Annual DSU was granted.

Annual Retainer Deferrals. A non-employee director may elect to receive DSUs in lieu of all or a portion of his or her annual retainer fees. All DSUs issued for deferred cash compensation are fully vested at all times.

Issuance of Shares. Shares of Common Stock equal to the whole number of vested DSUs credited to a non-employee director are issued to the non-employee director on the earlier of the cessation of Board service or a change in control.

EXECUTIVE OFFICERS

The table below lists our executive officers. A summary of the background and experience of each of these individuals (other than Mr. Eckert, whose information is above) is set forth after the table.

Name	Age	Position
R. Andrew Eckert	46	President and Chief Executive Officer

John E. Deady	44	Executive Vice President Client Solutions

John P. Gomez	43	Executive Vice President and Chief Technology Strategy Officer

Frank E. Stearns, Jr.	48	Executive Vice President Client Operations

Robert J. Colletti	49	Senior Vice President, Chief Financial Officer and Chief Accounting Officer

John J. McAuley	52	Senior Vice President Outsourcing

Joseph C. Petro	41	Senior Vice President Software Development

Brian W. Copple	47	Chief Legal Officer, General Counsel and Corporate Secretary

John E. Deady joined Eclipsys in January 2006 as our Executive Vice President Client Solutions. Prior to joining Eclipsys, Mr. Deady served from October 2005 until January 2006 as Vice President and General Manager, Revenue Cycle Solutions, at McKesson Corporation, a provider of healthcare information technology. While at McKesson, Mr. Deady also served as Vice President of Marketing & Sales Support from April 2004 until October 2005. In addition, Mr. Deady also served as National Vice President of New Business from October 2002 to April 2004, and National Vice President of Clinical Sales Group from August 2001 to October 2002. Previously, Mr. Deady also held executive sales and marketing positions at ADAC Laboratories and Cerner Corporation, and a technical sales position at E.I. du Pont de Nemours and Company, a manufacturer of medical imaging consumables and capital equipment.

John P. Gomez has served as our Executive Vice President and Chief Technology Strategy Officer since December 2004. Mr. Gomez joined Eclipsys as Senior Vice President and Chief Technology Officer in August 2003. Prior to joining Eclipsys, Mr. Gomez served from October 2002 to January 2003 as senior vice president and chief technology officer at WebMD Corporation. Prior to that, Mr. Gomez served from February 2001 to October 2002 as Chief Technology Officer and Senior Vice President of strategic business development at Brill Media Holdings, an e-commerce and media publication company. Previously, Mr. Gomez held management technology positions at Microsoft Corporation, HRBlock Advanced Technology and KYMA Technologies, Inc.

Frank E. Stearns, Jr., has served as our Executive Vice President Client Operations since January 2007, which includes responsibility for all professional services, consulting, product support and our Technology Solutions Center. From November 2005 to December 2006, Mr. Stearns served as our Senior Vice President of Professional Services, which included responsibility for Eclipsys’ consolidated services offerings, and from January 2003 to November 2005 he led Eclipsys’ consulting group. Prior to Eclipsys, from August 1999 to January 2003, Mr. Stearns served as a Vice President and Partner for Cerner Corporation, a provider of enterprise healthcare software and services. From October 1993 to August 1999, Mr. Stearns held several leadership roles at Computer Sciences Corporation, a worldwide provider of technology products and services focusing in the healthcare sector, including Vice President of Decision Technologies from 1997 to 1999.

Robert J. Colletti has served as our Senior Vice President, Chief Financial Officer and Chief Accounting Officer since August 2001. From June to August 2001, Mr. Colletti served as our Senior Vice President Finance and Chief Accounting Officer and, from January 1997 to June 2001, as our Vice President of Finance. Mr. Colletti joined Eclipsys in January 1997 as part of our acquisition of ALLTEL Healthcare Information Services, Inc. Previously, he spent seven years at Arthur Andersen LLP, specializing in emerging companies, primarily in the technology industry.

John J. McAuley has served as our Senior Vice President Outsourcing since January 2007. He served as our Senior Vice President of Sales Support from April 2006 to January 2007. Prior to joining Eclipsys, Mr. McAuley served as the North America Sales Manager (December 2002 to April 2006) and Vice President and General Manager of Positron Emission Tomography (December 2000 to December 2002) at Philips Medical, a provider a global leader in diagnostic imaging systems, healthcare information technology solutions, and patient monitoring and cardiac devices.

Joseph C. Petro has served as our Senior Vice President Software Development since February 2007. Prior to joining Eclipsys, Mr. Petro served from 2004 as Senior Vice President, Technology, Development and Operations for TrueAdvantage, Inc., a technology enabled sales acceleration company providing software as a service solution to global sales forces. From 2002 to 2004, he was Chief Operating Officer and Delivery Officer of Intigma, an enterprise content management company providing expert system content management tools and services to global enterprises. From 1997 to

2002, Mr. Petro was Vice President, Global Content Operations for Aspect Development/I2 Technologies, Inc., a supplier relationship management company providing enterprise solutions to the Fortune 500. Previously, he held systems engineering positions with Concentra Corporation and Electronic Data Systems Corporation.

Brian W. Copple has served as our Chief Legal Officer, General Counsel and Corporate Secretary since June 2005. Prior to joining Eclipsys, Mr. Copple served as Chief Legal Officer and General Counsel of Exult, Inc., a provider of human resources and related business process outsourcing services, for five years until its acquisition by Hewitt Associates. Previously, Mr. Copple was a partner with the law firm of Gibson, Dunn & Crutcher LLP.

BENEFICIAL OWNERSHIP OF VOTING COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of our Voting Common Stock and Voting Common Stock equivalents as of April 1, 2008 by (i) each person or entity who is known by us to beneficially own more than 5% of the outstanding shares of Voting Common Stock; (ii) each director or nominee for director; (iii) each of the executive officers named in the Summary Compensation Table set forth below under the caption “Executive Compensation — Summary Compensation Table;” and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity. We have no outstanding shares of non-voting common stock.

Our non-employee directors receive a portion of their total compensation for Board service in the form of deferred stock units (“DSUs”). Under the rules of the Securities and Exchange Commission, DSUs are not included in calculating beneficial ownership of our Voting Common Stock because the holder of a DSU does not have voting or investment power with respect to the DSU or the underlying shares. Nonetheless, we consider the disclosure of DSU ownership to be relevant to investors because the payment ultimately received by the holder of a DSU is in the form of Voting Common Stock. Accordingly, the following table includes a column reflecting the number of DSUs owned by each non-employee director even though the underlying shares are not included in the shares reported as beneficially owned or the related percentage ownership calculations.

Except as set forth herein, the business address of the named beneficial owner is c/o Eclipsys Corporation, Three Ravinia Drive, Atlanta, Georgia 30346.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned[1]		Number of Deferred Stock Units[2]	Percentage Owned (%)[3]
5% Stockholders:

Thornburg Investment Management, Inc.[4] 119 East Marcy Street Santa Fe, New Mexico 87501	7,206,986			13.3

FMR LLC[5] 82 Devonshire Street Boston, Massachusetts 02109	6,782,314			12.5

Tremblant Capital Group[6] 767 Fifth Avenue New York, New York 10153	3,639,025			6.7

Bridger Management, LLC[7] 90 Park Avenue – 40th Floor New York, New York 10016	3,105,157			5.7

Wellington Management Company, LLP[8] 75 State Street Boston, Massachusetts 02109	3,061,334			5.7

Directors and Named Executive Officers:
Robert J. Colletti	351,120	[9]		*
Dan L. Crippen	39,167	[10]	7,045	*
John E. Deady	277,125	[11]		*
Steven A. Denning	59,333	[12]	11,746	*
R. Andrew Eckert	403,551	[13]		*
Eugene V. Fife	330,183	[14]	7,045	*
John P. Gomez	349,861	[15]		*
Edward A. Kangas	49,167	[16]	7,045	*
Braden R. Kelly	50,000	[17]	11,911	*
Jay B. Pieper	694,290	[18]	7,045	1.3
Frank E. Stearns	194,151	[19]		*
All executive officers and directors as a group (14 Persons)[20]	2,983,222			5.4

*	Less than 1%
[1]

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after April 1, 2008 through the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The shares reflected in this column do not include the DSUs owned by the non-employee directors and described in footnote (2) below.

[2]

Reflects the aggregate number of DSUs granted (i) to each non-employee director as annual equity compensation for Board service, and (ii) to those non-employee directors who have elected to receive DSUs in lieu of all or a portion of cash compensation for Board service. See “Director Compensation” for further details. Because the DSUs do not constitute actual shares of outstanding Voting Common Stock, a DSU holder does not possess voting or investment authority with respect to any Voting Common Stock as a result of his or her ownership of a DSU.

[3]

Does not include the DSUs owned by the non-employee directors and described in footnote (2) above. The applicable percentage is based on 54,067,238 shares of Voting Common Stock outstanding at April 1, 2008.

[4]	This information was derived from the Schedule 13G/A filed by Thornburg Investment Management, Inc. with the Securities and Exchange Commission on February 29, 2008.
[5]

This information is as of December 31, 2007 and is based on a Schedule 13G/A filed jointly by FMR LLC (“FMR”), Edward C. Johnson 3d, Fidelity Management & Research Company (“Fidelity”) and Fidelity Small Cap Stock Fund with the Securities and Exchange Commission on January 10, 2008. According to the report, Fidelity, a wholly-owned subsidiary of FMR, is the beneficial owner of 6,782,314 shares of Voting Common Stock as a result of acting as an investment advisor to various investment companies, including Fidelity Small Cap Stock Fund, the owner of 3,506,947 of such shares. Mr. Johnson and FMR have sole dispositive power with respect to all of these shares. Mr. Johnson is Chairman of FMR.

[6]	This information was derived from the Schedule 13G/A filed by Tremblant Capital Group with the Securities and Exchange Commission on February 14, 2008.
[7]	This information was derived from the Schedule 13G/A filed by Bridger Management, LLC with the Securities and Exchange Commission on February 14, 2008.
[8]	This information was derived from the Schedule 13G filed by Wellington Management Company, LLC with the Securities and Exchange Commission on February 14, 2008.
[9]	Includes 321,334 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 1, 2008.
[10]	Consists entirely of shares issuable upon the exercise of stock options that are exercisable within 60 days of April 1, 2008.
[11]	Includes 186,667 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 1, 2008.
[12]	Consists entirely of shares issuable upon the exercise of stock options that are exercisable within 60 days of April 1, 2008.
[13]	Includes 262,500 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 1, 2008.
[14]

Includes (i) 146,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 1, 2008, (ii) 180,783 shares held by a revocable trust of which Mr. Fife is the settler and trustee, (iii) 1,700 shares owned by Mr. Fife’s son and (iv) 1,700 shares owned by Mr. Fife’s daughter.

[15]	Includes 272,001 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 1, 2008.
[16]	Includes 39,167 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 1, 2008.
[17]	Consists entirely of shares issuable upon the exercise of stock options that are exercisable within 60 days of April 1, 2008.
[18]

Consists of (i) 61,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 1, 2008 and (ii) 633,290 shares held by Partners HealthCare System, Inc. (“Partners”). Mr. Pieper is a Vice President of Partners. Mr. Pieper disclaims beneficial ownership of the shares held by Partners and their inclusion herein shall not be deemed an admission of beneficial ownership.

[19]	Includes 89,584 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 1, 2008.
[20]

Includes the amounts described in footnotes (9) through (19) above, including 633,290 shares held by Partners HealthCare System, Inc., beneficial ownership of which is disclaimed by the executive officers and directors; 102,274 shares held by other executive officers; and 83,000 shares issuable upon the exercise of stock options that are held by other executive officers and exercisable within 60 days of April 1, 2008.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Objectives of our Executive Compensation Program

Compensation of our named executive officers is determined by our Compensation Committee, which consists of three independent directors. The primary goals of our compensation program for named executive officers are to retain those individuals and to motivate and reward them for continued service and for performance that increases value for the Company’s stockholders. The compensation program is designed to support these goals in specific ways.

First, annual cash incentive payments are contingent upon meeting specified earnings objectives. Further, these incentive payments are determined net of these earnings objectives, so that if payments would cause earnings to be less than the level of earnings upon which incentive plan funding was based, then incentive plan funding must be reduced to the point that earnings meet the appropriate threshold net of plan funding. This link between incentive payments and corporate results should tend to support increases in the value of our stock.

Second, stock options are granted with an exercise price equal to the fair market value of our stock on the date of grant, so the value of these awards depends upon increases in the Company’s stock price. Both stock options and other equity awards will increase in value over time only with sustained performance that should result in a commensurate increase in the value of stockholders’ investments.

Third, the stock options and restricted stock owned by the named executive officers vest over a period of four or five years, providing an incentive for the named executive officers to continue serving through the vesting period and to pursue long-term increases in the value of our stock.

Fourth, base salary and time-based restricted stock provide compensation and help with retention until value can be realized from performance-based incentives and stock options.

Compensation of our named executive officers for 2007 should be reviewed in the context of recent changes in the Company and its executive officers. In late 2004, our Board of Directors determined that significant changes in our management were needed to support the Company’s ability to deliver sustained performance and growth in our evolving marketplace. Since then, a primary focus of our executive compensation program has been to support these changes by enabling us to recruit a management team with appropriate experience and talent, retain that management team to formulate and execute upon a cohesive strategy, and motivate and reward that management team for success.

In January 2006, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“Cook”) as its independent compensation consultant, and Cook has continued to serve in that capacity since then. Cook has provided market benchmark information and recommendations regarding cash and non-cash compensation and related policies, which our Compensation Committee has taken into account, along with the committee’s views of what is appropriate based upon our circumstances, to formulate our executive compensation programs and the 2007 compensation described in this proxy statement.

By its charter, the Compensation Committee is responsible for determining compensation for the Company’s executive officers. The CEO makes recommendations to the Compensation Committee regarding compensation for other executive officers. The Compensation Committee makes its decisions about the CEO’s compensation in executive session.

Elements of our Executive Compensation Program

The Company’s executive compensation program consists of base salary, equity awards, and eligibility for an annual cash incentive payment based upon attainment of specified corporate performance objectives. We choose to provide these basic compensation elements because we believe if we did not we would be unable to recruit or retain capable executives. In 2007, the Company did not provide its executive officers with deferred compensation arrangements, pension or supplemental retirement benefits, or unusual or excessive perquisites, because we believed that the base salary, annual cash incentive and equity elements of our executive compensation were set at levels that, in the aggregate, represented an attractive compensation package and were adequate to recruit, retain, motivate and reward the executive officers.

We attempt to provide an aggregate compensation package that is competitive with what our executives could earn elsewhere. We believe that if the Company performs strongly and our stockholders benefit, executive officers should earn compensation that corresponds to such Company performance. This argues in favor of weighting compensation toward equity and performance-based payments. On the other hand, we believe executive salaries should deliver sufficient compensation to retain our executive team until value can be derived from performance based cash incentive and equity components. Finding the right balance among these elements requires ongoing review and analysis based upon our operating results and market factors.

Salary

Salaries are paid to secure the services of the executive team and compensate for functional role and responsibility. We rely upon base salaries to hedge against uncertainty about the level of compensation available through performance-based cash bonuses and stock options. The Compensation Committee set 2007 base salaries for our named executive officers after considering benchmarks as described below, Cook’s advice, and the Company’s historical executive compensation practices, as well as through negotiation in the case of Messrs. Eckert and Deady, who were hired in October 2005 and January 2006, respectively.

Salaries for our named executive officers did not increase during 2006 or 2007 (other than an increase in Mr. Stearns’ salary in connection with his promotion) because we determined that the base salary levels of our named executive officers were appropriate in light of our market comparisons and the purposes of the salary portion of our named executive officer compensation, including retaining our executives in years when company performance does not support earning significant value through performance-based bonus or equity awards. In February 2008, the Compensation Committee approved base salary increases for the named executive officers other than Mr. Stearns, as described below under “Named Executive Officers.”

Incentive Compensation

Incentive compensation is intended to link executive pay directly to achievement of annual Company performance objectives, which we believe aligns the interests of our named executive officers with stockholders in pursuit of short to medium-term performance that should contribute to increases in the value of the Company. For all of our named executive officers other than the CEO, the 2007 incentive compensation target was $200,000; the CEO’s incentive compensation target was $400,000. For all executive officers, incentive compensation was payable based solely upon performance against Company objectives. We based payments solely upon Company performance because we believe that framework aligns most closely with our objective of delivering the fundamental financial performance that our stockholders expect. In addition, we think a uniform bonus approach omitting individual performance elements, as well as a common incentive payment target level for all named executive officers other than the CEO, helps foster a sense of teamwork and common purpose among our management team.

Our 2007 incentive compensation plan based payments solely upon the Company’s earnings (calculated to exclude certain items from GAAP earnings, as described below), revenue, and sales bookings. The 2007 incentive plan target thresholds associated with these performance objectives were set in connection with our annual budgeting process and were designed for consistency with our strategic plans and performance projections. Earnings triggering payments under the plan were required to be determined net of those payments, so that if payment of incentives would cause earnings to be less than the level of earnings upon which plan funding was based, then plan funding must be reduced to the point that earnings meet the appropriate threshold net of plan funding. The Compensation Committee believes this is an appropriate plan feature because the cost of incentive compensation should be considered in evaluating financial performance. We structured the plan to focus upon earnings and revenue to motivate and reward performance against fundamental measures that, together with our growth prospects, are among the most important determinants of the value many investors ascribe to the Company’s stock. We also chose to include sales bookings because current sales are the primary source of revenue growth in future periods, and are therefore critical to our future success.

We focused on earnings per share for purposes of determining incentive pool funding, but we measured earnings for plan purposes to exclude from GAAP earnings compensation expense resulting from FAS 123R and other unusual or non-recurring charges the Compensation Committee or the Board determines to exclude. This proxy statement refers to this measure as “non-GAAP earnings.” This is to minimize any disincentive to take corporate actions that the Board of Directors determines are in the Company’s best interests but that might otherwise reduce incentive plan funding. Further, many investors and analysts use comparable non-GAAP measures in their evaluation of the Company, so basing incentive compensation on non-GAAP earnings helps to align named executive officer compensation with investor’s interests. For purposes of calculating actual incentive payments, these performance objectives were weighted 50% to earnings, 25% to revenue, and 25% to bookings. These relative weightings reflect our view that earnings are the most important factor to our investors and should therefore be the most important determinant of incentive compensation, but that revenue and bookings are also very important to the Company and should factor significantly into the determination of incentive compensation.

For each of the performance objectives, the plan established minimum and target performance levels ($.72 and $.80, respectively, for non-GAAP earnings, and $456 million and $480 million, respectively, for revenue). Performance at or above the minimum level for each performance objective was required to fund the incentive plan. We set the minimums at levels representing solid improvement over the prior year, which we expected to achieve, and the targets at levels that would represent significant growth over the prior year, and that we thought would be attainable with strong execution throughout the year. Actual results for each performance objective were plotted against the range from minimum to target, with minimum representing 50% and target representing 100%, and the resulting percentage, weighted as described above, determined the portion of the target incentive payment actually payable due to results achieved against that performance objective. For more information, see “Narrative Disclosure Related to Summary Compensation Table and Grants of Plan-Based Awards Table – Bonuses and Non-Equity Incentive Plan Compensation.”

For 2007, the aggregate of the target incentive payments for the named executive officers was $1.2 million, which represented less than 15% of the total 2007 Company-wide target incentive pool for all participants. The aggregate target incentive pool for the named executive officers and for all participants for 2007 was established by reference to the Company’s 2007 budget and was limited, along with other cost elements, such as planned headcount increases, in connection with budgeting for target earnings. Executive officer target incentive payments were set after considering our peer group benchmarks and in connection with salary levels and equity compensation to reach a level of overall target compensation considered appropriate as described below; the Compensation Committee is more concerned with the appropriateness of overall compensation levels than with maintaining a specified portion of the aggregate incentive pool for executive officers.

For 2008, most of the 2007 plan’s basic features have been retained, except that the CEO’s incentive payment target has increased as described below, resulting in aggregate target incentive payments for all the named executive officers of $1.6 million, which again represents less than 15% of the total Company-wide target incentive pool for all participants. For 2008, the incentive compensation plan retains non-GAAP earnings and sales bookings as performance measures, and replaces revenue with client satisfaction. This change was made in an effort to help motivate and reward focus upon the way clients view the Company, which is important to our growth. Revenue continues to be important, but it was determined that each of the other three performance objectives contributes to or reflects revenue in meaningful ways. Further, if 2008 Company performance falls short of the minimum non-GAAP earnings level required under the 2008 incentive plan, incentive compensation will be in the discretion of the Compensation Committee. It is possible that the Compensation Committee might, in the exercise of its judgment, decide to pay cash bonuses in excess of what the incentive plan might dictate in light of actual performance, although this discretion was not exercised in 2006 or 2007 (the first two years of our current incentive compensation program). Factors that could lead the Compensation Committee to pay future cash bonuses in excess of what the incentive plan might dictate include a perceived need for retention and compensation for superior performance that, while not manifested in results qualifying for particular payments under the incentive plan, is nevertheless considered to be consistent with the company’s interests and long-term stockholder value.

The 2008 incentive plan provides that incentives may not be paid in excess of target unless the Board of Directors approves a 2009 budget for the Company reflecting projected earnings and revenue that the Board considers appropriate. The Compensation Committee included this requirement in order to prevent potential funding of bonuses above target at the expense of future performance.

A further description of the incentive compensation plan as applicable to 2007 is set forth below in the “Narrative Disclosure Related to Summary Compensation Table and Grants of Plan-Based Awards Table.”

Equity

Overview

We use equity compensation to align the longer-term interests of named executive officers and stockholders, and to help retain named executive officers over time. Equity awards are made based upon target total compensation for each named executive officer based upon market and other factors, establishment of an overall annual budget for company-wide equity award expenses, and allocation from that budget to executive officers generally and each named executive specifically based upon factors including the expected value of equity over time, so that the equity component, when combined with cash elements, approximates the target aggregate compensation over time. This requires us to assess the “value” of equity based awards, both in terms of their cost to the Company from an accounting point of view for budget purposes (which requires a “Black-Scholes” or other methodology acceptable under FAS 123R), as well as in terms of their value to executive officer recipients (which requires an analysis of risk-adjusted expected returns).

No equity awards were made to our named executive officers in 2007 (except for one award to Mr. Stearns in connection with his promotion to Executive Vice President) because the Compensation Committee considered overall compensation to be adequate for 2007 without additional equity awards. In 2008, equity awards for named executive officers were made as part of our annual compensation review process for all employees, and named executive officer stock options were issued consistent with our Stock Option Grant Date Guidelines described immediately below.

Stock Option Grant Date Guidelines

Our Stock Option Grant Date Guidelines provide that stock options for all recipients, including named executive officers, will generally be granted on the regularly scheduled grant date coinciding with or next following the date on which the grant is approved. Regularly scheduled stock option grant dates are on the 15th day (or if the 15th day is not a business day on which the securities markets are open, then the next business day following the 15th) of the second and third calendar months of each fiscal quarter. However, if a scheduled grant date falls during any regularly scheduled quarterly blackout period under the Company’s insider trading policy, then that grant date will occur on the day the blackout period ends. The guidelines permit the Board or Compensation Committee to choose grant dates other than the specified grant dates on a case-by-case basis, but this discretion has not been exercised to date.

These guidelines were implemented for three primary reasons. First, they tend to reduce perceptions of inequity among grant recipients who should otherwise receive stock options more or less contemporaneously, but with different exercise prices. Second, concentrating grants reduces administration. Third, we believe that, in general, it is appropriate to grant stock options during open trading windows under our insider trading policy following the release of quarterly or annual financial information, so that the fair market value exercise price of the options is likely to reflect all financial and other information (positive or negative) about the Company that is generally available to all investors at the time of the grant. The Company does not have a program, plan or practice to time the release of material non-public information for the purpose of affecting the value of compensation for the named executive officers.

Restricted Stock

In addition to stock options, the Company has granted restricted stock to some employees, including each of the named executive officers. However, use of restricted stock has been sparing to date, among other reasons because our 2005 Stock Incentive Plan includes a 500,000 share sublimit on grants other than stock options and SARs, so our ability to use restricted stock in a broad-based manner has been limited. This proxy statement describes a proposal for a new Omnibus Incentive Plan that would permit more grants of restricted stock, and if this new plan is approved by stockholders, we expect use of restricted stock to increase in the future because we believe a properly structured equity grant program that combines stock options and restricted stock is likely to be more efficient economically for the Company, and more effective for recruitment, retention and compensatory purposes, than grants of stock options alone, because a stock option component provides leverage for increased value when the Company’s stock price increases, while the restricted stock component maintains value, and therefore fulfills a retention function, even during times that the stock price is not increasing. In the awards made to named executive officers in February 2008, we used combined awards of stock options and restricted stock to reduce overall compensation expense and dilution compared to grants of options alone, while maintaining the alignment of management and stockholder interests provided by equity compensation and delivering increased perceived value to recipients due to risk reduction provided by restricted stock.

Equity Retention Guidelines

In 2007, we implemented equity retention guidelines applicable to the Company’s executive officers. The Company’s goal is for persons covered by the guidelines to accumulate within five years, and thereafter to retain, vested Eclipsys equity having a value equal to 3.0 times annual base salary for the CEO, and 1.5 times annual base salary for executive officers other than the CEO. An individual covered by the guidelines should not sell or otherwise transfer beneficial ownership of more than half of the vested after-tax shares of Eclipsys common stock obtained as a result of any restricted stock award, or more than half of the shares of Eclipsys common stock subject to the vested portion of any stock option award, if net of such sale or transfer the individual does not meet the equity retention threshold.

Benchmarking and Relative Compensation

We attempt to provide aggregate compensation to our named executive officers that is competitive with what they could earn working elsewhere, including for the kinds of employers with which we compete for executives. These include not only our direct competitors, but also other technology companies and larger organizations that have operations similar to ours or otherwise provide training and experience relevant to management at Eclipsys. We evaluate our executive compensation by reference to commercially available benchmark data and by comparison to a “peer group” of companies having characteristics comparable to ours. We believe that such comparisons provide a useful discipline as we seek to compensate our named executive officers in a manner that is fair to the Company and the executives while fulfilling the objectives noted above.

Cook’s first executive compensation study for the Compensation Committee, completed in April 2006, included comparisons to a peer group of technology companies that was further refined in an additional study of executive compensation in July 2007. The 2007 study included comparisons to a software-focused peer group comprising the following companies: Allscripts, AmSurg, Cerner, Epicor, Informatica, Itron, Lawson Software, Matria Healthcare, Micros Systems, MicroStrategy, OSI Systems, Quality Systems, Sybase, Transaction Systems Architects, and Trizetto. In March 2008, Cook completed a study of director compensation that included comparisons to a peer group comprising the companies listed above (other than OSI Systems and Transaction Systems Architects) plus F5 Networks, GSI Commerce, HLTH Corp, Jack Henry, OmniCell, Quest Software, and TIBCO Software. Cook assembled this most recent peer group to include more companies, thereby providing broader and more comprehensive comparable data, to maintain a technology focus comparable to the Company, and to more closely reflect the size of companies with which we expect to compete for executives. The Compensation Committee expects to refer to this new peer group in its reviews of our executive compensation during 2008, and the work done for this most recent study was relevant to Cook’s input regarding the changes to the compensation of the named executive officers made in February 2008, as described below. All of the benchmark data compiled by Cook include annual salary, cash incentive, and equity compensation elements.

In general, the Company’s objective is to provide aggregate compensation to our named executive officers at approximately the 75th percentile of the peer group against which we benchmark. The Company considers this to be consistent with the objective of hiring and retaining highly qualified management who can cause the Company to become one of the best-performing companies in healthcare information technology. In general, the current aggregate compensation program for our named executive officers moderately overweights salary and underweights incentive compensation relative to this 75th percentile objective, largely as a result of the fact that the Company was not profitable before late 2006 and recruited most of its named executive officers at a time when incentive payments based upon Company performance were uncertain. Previous equity awards are annualized and reviewed both in terms of cost to the Company and current actual and future potential cash equivalent value to the executive officer, and this analysis is also considered in comparing our compensation to benchmarks.

Severance and Change in Control Benefits

We provide severance benefits to each of our named executive officers as a recruiting and retention mechanism to assist us in providing enough employment security to compete for highly qualified executive officers and induce them to invest themselves in a career with Eclipsys, to assist in retention of our named executive officers during the uncertainty that might accompany any possible change in control, and to offset any motivation named executive officers might otherwise have to resist a change in control that could result in loss of their employment. Messrs. Eckert, Deady and Gomez have gross-ups to offset any excise tax on excess parachute payments to preserve the net value to them of these severance benefits. In February 2008, the Board of Directors approved amendments to the employment agreement or each of Messrs. Eckert and Deady that eliminated caps on cash severance if the value he derived from equity awards exceeded specified levels, as well as caps on accelerated vesting of equity awards in case of severance other than in a change in control scenario. These features were included in each of their original employment agreements to prevent an unearned windfall in case of a sale of the Company or a decision to terminate his employment, in either case shortly after he joined. After more than two years, the Compensation Committee considered these provisions to be moot. In exchange for these revisions, Messrs. Eckert and Deady each agreed to modify the gross-up provision in his employment agreement such that if a reduction in severance benefits by an amount up to ten percent would avoid the imputation of any excise tax on the remaining benefits after the reduction, then the severance benefits will be reduced to an amount one dollar less than the amount which would cause the benefits to be subject to the excise tax. For more information, see “Potential Payments Upon Termination of Change in Control.”

Named Executive Officers

R. Andrew Eckert, President & CEO. Mr. Eckert was hired in October 2005 and became President and CEO in November 2005. His original compensation package was determined taking into account market benchmarks and the compensation packages of other executive officers of the Company. We made substantial initial equity awards to Mr. Eckert in order to induce him to join the Company and to motivate and reward increases in stockholder value with the intention that those initial awards would be high enough so that no new awards would be necessary for at least two years. Mr. Eckert’s 2006 bonus was guaranteed at its $400,000 target to compensate him for bonus opportunities foregone at his prior employer and account for the effect factors for which he was not responsible could have upon the Company’s 2006 results and his ability to earn a 2006 incentive payment based upon Company performance. Mr. Eckert’s subsequent incentive payments were not guaranteed.

Mr. Eckert received no increases in salary or target incentive, and no additional equity awards, during 2006 or 2007. In February 2008, we increased Mr. Eckert’s salary from $650,000 to $800,000 and his target incentive payment from $400,000 to $800,000, and awarded him options to purchase 240,000 shares of our common stock as well as 20,000 shares of common stock subject to time-based vesting (i.e., restricted stock). These decisions were part of a comprehensive review of the

Company’s executive compensation by the Compensation Committee taking into account Cook’s recommendations. Our objectives in making these adjustments to Mr. Eckert’s compensation were to recognize the substantial progress made by the Company during his tenure and to retain and motivate him for ongoing leadership of the Company. In addition, we sought to compensate Mr. Eckert at approximately the 75th percentile of the peer group assembled by Cook for benchmarking the Company’s executive compensation, consistent with the relative compensation levels of other executive officers of the Company; Mr. Eckert’s adjusted compensation accomplishes this objective, both in terms of aggregate compensation and in terms of the splits among cash, incentive, and equity compensation elements.

John E. Deady, EVP Client Solutions. In January 2006, we hired Mr. Deady as EVP Client Solutions, one of three key operating roles reporting to the Chief Executive Officer. We set his compensation package taking into account market benchmarks and the compensation packages of the other executive officers responsible for the Company’s operations. We made substantial initial equity awards to Mr. Deady in order to induce him to join the Company and to motivate and reward increases in stockholder value with the intention that those awards would suffice for at least two years. Mr. Deady’s 2006 bonus was guaranteed at its $200,000 target to compensate him for bonus opportunities foregone at his prior employer and account for the effect factors for which he was not responsible could have upon the Company’s 2006 results and his ability to earn a 2006 incentive payment based upon Company performance. Mr. Deady’s subsequent incentive payments were not guaranteed.

Mr. Deady received no increases in salary or target incentive, and no additional equity awards, during 2006 or 2007. In February 2008, we increased Mr. Deady’s salary from $450,000 to $475,000 and awarded him options to purchase 40,000 shares of our common stock as well as 6,666 shares of common stock subject to time-based vesting (i.e., restricted stock). These decisions were part of a comprehensive review of the Company’s executive compensation by the Compensation Committee taking into account the CEO’s recommendations and Cook’s benchmark data. Mr. Deady’s incentive compensation target was not increased. These adjustments, reflecting a cumulative aggregate salary increase of only approximately 5.6% over a three year period, and annual equity awards well below median for the peer group assembled by Cook for benchmarking the Company’s executive compensation, were considered to be appropriate in light of the fact that Mr. Deady’s overall compensation is in excess of the 75th percentile for the peer group. However, while the Compensation Committee believes modest increases in compensation were justified in recognition of Mr. Deady’s significant contributions to the Company’s progress over the last two years, it does not believe it is necessary or appropriate to increase Mr. Deady’s overall compensation significantly at this time.

Frank E. Stearns, EVP Client Services. Mr. Stearns received an option to purchase 100,000 shares in March 2006 in recognition of his performance and the importance of his role in helping us achieve the critical objective of improving client service, and in an effort to retain his services. In May 2006, Mr. Stearns received an increase in his target bonus from $150,000 to $200,000, in recognition of his potential contributions and the importance of his role, and so that his target bonus would match the target bonuses of other named executive officers (other than the CEO). In January 2007, Mr. Stearns was promoted to EVP Client Services, one of three principal operating roles in the Company under our new management structure, and received 100,000 shares of restricted stock and an increase in his base salary from $300,000 to $400,000. In light of these recent increases in Mr. Stearns’s compensation, we did not believe it was appropriate to increase Mr. Stearns’s salary or incentive target in 2008. We did award Mr. Stearns options to purchase 20,000 shares of our common stock as well as 3,333 shares of restricted stock; this is a modest annual award relative to the peer group, but was considered adequate in light of his recent significant equity awards.

John P. Gomez, Chief Technology Strategy Officer. Mr. Gomez’s last salary increase and equity awards were in 2004. In February 2008, we increased his salary to $475,000 per year and awarded him options to purchase 35,000 shares of our common stock as well as 5,000 shares of common stock subject to time-based vesting (i.e., restricted stock). This represents a cumulative aggregate salary increase of only approximately 5.6% over a four year period, and annual equity awards well below median for our peer group for benchmarking the Company’s executive compensation. While Mr. Gomez has made significant contributions to the Company’s software development, technology strategy, and business development initiatives, his aggregate compensation is in excess of the peer group 75th percentile, so we determined that it was not necessary or appropriate to increase Mr. Gomez’s overall compensation significantly at this time.

Robert J. Colletti, SVP and Chief Financial Officer. Mr. Colletti’s last salary increase was in 2004. In February 2008, the Compensation Committee increased Mr. Colletti’s salary to $375,000 per year, representing a cumulative aggregate salary increase of only approximately 7.1% over a four year period. However, this places Mr. Colletti’s salary at approximately the 75th percentile for our peer group for benchmarking the Company’s executive compensation, which is generally the target for total executive officer compensation. We also awarded Mr. Colletti options to purchase 40,000 shares of our common stock. This is a relatively modest annual award compared to the peer group, but was made in recognition of the fact that Mr. Colletti received an option to purchase 125,000 shares of our common stock in April 2006 in recognition of the importance of his role and in an effort to align his future equity incentives more closely with those of recently recruited executive officers.

Tax Considerations

Historically, Internal Revenue Code Section 162(m), which limits to $1 million our deduction for annual compensation that is not “performance-based” to each of our CEO and three other most highly compensation named executive officers employed at the end of the year (other than the CFO), has not been a significant consideration for the Company. Few of our executives have had the opportunity to receive annual compensation in excess of $1 million, excluding gains on stock option exercises that would not be taken into account because they should qualify as “performance-based” for Section 162(m) purposes. In addition, the Company accumulated significant net loss carryforwards and a full valuation allowance against its net deferred tax asset, resulting in delay of any financial statement effects of any non-deductibility of any executive officer compensation. However, in the future as the deductibility of compensation expense has more immediate financial benefits, we intend to use more forms of compensation that are deductible under Section 162(m). In 2007, our stockholders approved of the Company’s Incentive Compensation Plan for Specified Officers, and 2008 incentive compensation is structured pursuant to this plan in an effort to cause that compensation to qualify as “performance-based” and therefore deductible under Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based upon its review and discussions with management, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for 2007 and the Company’s 2008 proxy statement.

Edward A. Kangas, Chair

Dan L. Crippen

Steven A. Denning

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards[1] ($)	Option Awards[1] ($)	Non-Equity Incentive Plan Compensation[2] ($)	All Other Compensation ($)		Total ($)
R. Andrew Eckert, President and Chief Executive Officer (principal executive officer)	2007	650,000	—		483,000	1,230,860	396,000	37,010	[4]	2,796,870
	2006	650,000	400,000	[3]	478,477	1,230,860	—	35,396	[4]	2,794,733

Robert J. Colletti, Senior Vice President and Chief Financial Officer (principal financial officer)	2007	350,000	—		30,220	378,293	198,000	1,500	[5]	958,013
	2006	350,000	—		30,220	250,816	40,000	1,500	[5]	672,536

John E. Deady, Executive Vice President Client Solutions	2007	450,000	—		422,800	1,232,349	198,000	—		2,303,149
	2006	432,692	200,000	[3]	379,577	1,201,962	—	82,459	[6]	2,296,690

John P. Gomez, Executive Vice President and Chief Technology Strategy Officer	2007	450,000	—		366,320	817,826	198,000	—		1,832,146
	2006	450,000	—		366,324	817,826	40,000	—		1,674,150

Frank E. Stearns, Executive Vice President Professional Services[7]	2007	400,000	—		389,049	512,800	198,000	1,500	[5]	1,501,349
	2006	303,846	—		—	445,708	40,000	1,500	[5]	791,054

[1]

In accordance with the rules of the Securities and Exchange Commission, these amounts are the expense recognized by the Company for financial statement reporting purposes in connection with stock awards or option awards in accordance with FAS 123R, but disregarding the estimate of forfeitures related to service-based vesting conditions. The Company’s stock option valuation approach and related assumptions are described in Note 8 “Employee Benefit Plans” to the Consolidated Financial Statements on the Company’s annual report on Form 10-K for 2007. The reported amount does not necessarily reflect aggregate income that may be recognized by the individual for income tax purposes upon vesting of awards or sale of shares, or the value that may be realized by the individual upon sale of shares, which amounts will depend upon the fair market value of the shares at the times awards vest and shares are sold and may be more or less than the amount shown.

[2]	These amounts were earned pursuant to the Company’s Corporate Bonus Plan, which is described in the narrative disclosure below.
[3]	Represents a guaranteed bonus for 2006 (the individual’s first full year of employment) pursuant to the individual’s employment agreement and is in lieu of 2006 Non-Equity Incentive Plan compensation.
[4]

Reimbursement by the Company for tax preparation, legal and other professional fees, consisting of $23,910 for 2006 (with $11,486 in income tax gross-up thereon) and $25,000 for 2007 (with $12,010 in income tax gross-up thereon). Mr. Eckert is entitled pursuant to his employment agreement to be reimbursed for up to $25,000 per year for such expenses, plus income tax gross-ups.

[5]	Represents 401(k) plan matching contributions made by the Company.
[6]

Represents $65,419 paid by the Company to counsel who represented Mr. Deady in a legal action filed against Mr. Deady by his former employer in connection with commencement of his employment with the Company, and $17,040 paid by the Company to counsel who represented Mr. Deady in negotiation of his employment arrangements with the Company and preparation of employment documents. The Company agreed pursuant to Mr. Deady’s employment agreement to provide these benefits as an inducement to Mr. Deady to join the Company.

[7]

Mr. Stearns was promoted to Executive Vice President Professional Services on February 7, 2007. Before the promotion his title was Senior Vice President Professional Services. His annual salary increased from $300,000 to $400,000 in December 2006 in connection with that promotion.

2007 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Approval Date[1]	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards[3] ($)
			Threshold ($)	Target ($)	Maximum ($)
R. Andrew Eckert	—	—	200,000	400,000	520,000	—		—

Robert J. Colletti	—	—	100,000	200,000	260,000	—		—

John E. Deady	—	—	100,000	200,000	260,000	—		—

John P. Gomez	—	—	100,000	200,000	260,000	—		—

Frank E. Stearns	1/9/07	12/28/06	—	—	—	100,000	[4]	1,988,000
	—	—	100,000	200,000	260,000	—		—

[1]	The Compensation Committee approved the equity award on the referenced date, and specified that the grant would take place when the recipient executed the related restricted stock agreement.
[2]

All Non-Equity Incentive Plan Awards were made under the Company’s 2007 Corporate Bonus Plan. These awards are for 2007 only and the actual amount earned in 2007 in respect of these awards by each individual is reflected in the Summary Compensation Table. See the narrative disclosure below for additional details.

[3]

In accordance with the rules of the Securities and Exchange Commission, this amount is the entire “fair value” of the award computed in accordance with FAS 123R for its anticipated life and is reported for the year in which the grant was made; the reported amount does not necessarily reflect the value that may be realized by the individual because the award vests over approximately five years from the date of grant contingent upon continued employment, and the actual amount received upon sale of shares will depend upon the fair market value of the shares at the times they are sold.

[4]	Award made under the Company’s 2005 Stock Incentive Plan. See the narrative disclosure below for the terms of the award. Mr. Stearns paid $.01 per share for this award.

Narrative Disclosure Related to Summary Compensation Table and Grants of Plan-Based Awards Table

Terms of Equity Awards

The award to Mr. Stearns of 100,000 shares of the Company’s common stock was made in connection with his promotion to Executive Vice President. Subject to continued employment, 26.666% of the total number of shares vests on June 1, 2008, and an additional 10% of the total number of shares vest on each December 1 and June 1 thereafter, with the final 3.334% of the total number of shares vesting on June 1, 2012. The shares may not be sold prior to vesting, and any shares not vested at the time Mr. Stearns’s employment with the Company terminates, and that do not vest on an accelerated basis in connection with termination of his employment as described in his severance agreement, may be repurchased by the Company at the original purchase price of $.01 per share.

Bonuses and Non-Equity Incentive Plan Compensation

The plans governing Non-Equity Incentive Plan Compensation earned in 2006 and 2007 were single-year plans, with vesting determined for the same year as the award grant, and had the following basic structure:

•	The incentive pool was funded based upon actual Company performance against three performance objectives: non-GAAP earnings, revenue, and sales bookings.

•	The Company objectives were weighted 50% to non-GAAP earnings, 25% to revenue and 25% to sales bookings, and each objective had a minimum threshold and a target.

•

If actual performance had not met the minimum threshold for each performance objective, the incentive pool would not have funded and incentive payments, if any, would have been at the discretion of the Board of Directors.

•

Because actual performance met at least the minimum threshold for each objective, the amount of incentive pool funding was determined by multiplying the weighting of each performance objective by the percentage attainment for that performance objective, and adding those products.

•

Actual performance against the earnings objective was measured net of total incentive payments, so that plan payments would not reduce earnings below the level of earnings used in calculating the incentive pool. Incentive pool funding was required to be reduced to the maximum amount that met this requirement.

•

Earnings for purposes of the plan were measured excluding non-cash compensation expense associated with equity awards pursuant to FAS 123R, expenses associated with restructuring activities, and other extraordinary items excluded by the board in its discretion.

For 2006, Messrs. Eckert and Deady had guaranteed bonuses, for the first year of their employment, as negotiated when they were hired in October 2005 and January 2006, respectively. Remaining amounts in the plan pool were sufficient to fund incentive payments of only $40,000 for Messrs. Colletti, Gomez and Stearns, against incentive targets of $200,000 each. These incentive payments fell well short of target because although the Company exceeded the minimum plan thresholds for bookings and revenue, the cost of paying incentives even at 50% of target would have resulted in earnings below $.57 per share, which was the minimum that had to be achieved as a condition to payment of any incentives. The maximum incentive funding that the Company could provide while still meeting the minimum of $.57 per share in earnings required under the 2006 incentive plan was 20% of target, which the Compensation Committee determined to pay in its discretion based upon its assessment that management had performed well for the year, notwithstanding that the plan did not require payments below 50% of target.

For 2007, there were no guaranteed bonuses and all five named executive officers received non-equity incentive plan compensation awards. The actual incentive payments for 2007 were 99% of target, reflecting 2007 non-GAAP earnings, revenue, and bookings results all essentially at levels corresponding to payment at target under the plan. For plan purposes, target revenues were $480 million, and the Company’s actual revenues for the year were $477 million. Target non-GAAP earnings were $.80 per share, and non-GAAP 2007 earnings announced by the Company matched that target. Non-GAAP earnings excluded costs associated with corporate restructuring and relocation initiatives (generally associated with facilities consolidations and related severance), exiting the network services business, the Company’s voluntary stock option review and related derivative litigation, and stock-based compensation expense; as well as the net gain on the sale of the Company’s CPM Resource Center business and an income tax benefit resulting from the partial reversal of a valuation allowance for the Company’s Canadian subsidiary’s net operating losses. These amounts were excluded consistent with the premise that the named executive officers should be compensated on the basis of non-GAAP earnings because many investors and analysts use comparable measures in their evaluation of the Company.

Additional Information

The salaries and incentive compensation targets for named executive officers are provided for in employment agreements and would trigger severance benefits if reduced. Although the Company does not anticipate paying dividends, if the Company were to pay dividends, they would be payable on restricted stock, whether or not vested, on the same basis as other shares of common stock.

EXECUTIVE EQUITY PLAN HOLDINGS AND EXERCISE ACTIVITY

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)[1]		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) [2]	Market Value of Shares or Units of Stock that Have Not Vested ($) [3]
	Exercisable	Unexercisable
R. Andrew Eckert	210,000	315,000	15.90	11/14/15
					90,000	2,277,900

Robert J. Colletti .	2,000	—	13.50	4/8/08
	41,334	—	23.38	3/22/09
	10,000	—	15.12	10/15/09
	40,000	—	10.37	5/1/10
	40,000	—	8.91	7/11/10
	100,000	—	13.30	9/27/11
	37,333	2,667	8.88	4/29/13
	37,500	87,500	19.18	5/12/16
					3,166	80,131

John E. Deady	146,667	253,333	21.03	1/9/16
					63,334	1,602,984

John P. Gomez	26,000	4,000	13.26	8/11/13
	41,666	8,334	11.95	10/22/13
	92,000	28,000	13.35	2/4/14
	84,000	56,000	19.70	12/1/14
					37,499	949,100

Frank E. Stearns	1,750	1,000	8.88	4/29/13
	30,667	9,333	13.35	2/4/14
	8,250	6,750	15.77	3/4/15
	33,333	66,667	25.12	3/8/16
					100,000	2,531,000

[1]

The grant date of each stock option is ten years before the expiration date shown in the table. All of the stock options vest (or vested) with respect to 20% of the underlying shares on or shortly following the first anniversary of the grant date and with respect to the remaining 80% of the underlying shares in equal monthly installments over the following 48 months, except some of Mr. Colletti’s grants that are already fully exercisable vested over three or four-year periods.

[2]

June 1 and December 1 of each year are scheduled vesting dates for restricted stock awards. Subject to continued employment: the first vesting date is the scheduled vesting date that is on or immediately following the first anniversary of the grant date, and on that date vesting is 20% of the total number of shares covered by the award plus a number of shares equal to the product of 1.667% of the total number of shares and the number of complete calendar months, if any, elapsed during the period beginning on the first anniversary of the grant date and ending on the first vesting date. On each of the eight scheduled vesting dates next succeeding the first vesting date, an additional 10% of the total number of shares covered by the award vests, except that the number of shares vesting on the last of such eight succeeding scheduled vesting dates will be less than 10% of the total number of shares if and to the extent that the number of shares vesting on the first vesting date exceeded

20% of the total number of shares. Mr. Eckert’s award of 150,000 shares was issued November 14, 2005, and the shares unvested at fiscal year-end will continue to vest at a rate of 15,000 shares each scheduled vesting date until December 1, 2010. Mr. Deady’s award of 100,000 shares was issued on January 9, 2006, and the shares unvested at fiscal year-end will continue to vest at a rate of 10,000 shares each scheduled vesting date, with the final 3,334 shares vesting on June 1, 2011. Mr. Colletti’s award of 10,000 shares was issued July 1, 2004, and the shares unvested at fiscal year-end will continue to vest at a rate of 1,000 shares each scheduled vesting date with the final 166 shares vesting December 1, 2009. Mr. Gomez’s awards were issued 30,000 on July 1, 2004 and 70,000 shares on December 1, 2004 and the shares unvested at fiscal year-end will continue to vest at an aggregate rate of 10,000 shares each scheduled vesting date, with the final 7,499 shares vesting December 1, 2009. Mr. Stearns’s award of 100,000 shares was issued January 9, 2007 and vests with respect to 26,666 shares on June 1, 2008, and with respect to 10,000 shares each scheduled vesting date thereafter, with the final 3,334 shares vesting on June 1, 2012.

[3]

In accordance with the rules of the Securities and Exchange Commission, the values represent the product of the number of shares that have not vested and $25.31, which was the closing market price of the Company’s Common Stock on December 31, 2007. The reported amount does not necessarily reflect the value that may be realized by the individual because the award vests over approximately five years from the date of grant contingent upon continued employment, and the actual amount received upon sale of shares will depend upon the fair market value of the shares at the times they are sold.

2007 OPTION EXERCISES AND STOCK VESTED TABLE

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise [1] ($)	Number of Shares Acquired on Vesting [2] (#)	Value Realized on Vesting [3] ($)
R. Andrew Eckert	—	—	30,000	657,750
Robert J. Colletti	10,666	135,483	2,000	43,850
John E. Deady	—	—	36,666	782,653
John P. Gomez	—	—	20,000	438,500
Frank E. Stearns	12,250	142,413	—	—

[1]	Represents the aggregate of the difference between the market price of the Company’s common stock at exercise and the exercise price of the option for each share acquired upon exercise.
[2]

Shares shown as “acquired” represent shares vested, and are calculated before and do not reflect: (i) surrender to the Company of vested shares to reimburse the Company for deposits paid by the Company on behalf of the individual to federal and state tax authorities, as applicable, in respect of income resulting from vesting; or (ii) sale of 10% of vested shares on or about the vesting date pursuant to Rule 10b5-1 trading plans to generate funds to pay the incremental federal income tax due as a result of vesting in excess of tax deposits paid by the Company on behalf of the individual at the statutory minimum rate of 25%.

[3]

In accordance with the rules of the Securities and Exchange Commission, the values shown as “realized” represent the product of the number of shares vested and the fair market value per share on the vesting date. No representation is made regarding any sales other than as described in footnote 2 above; actual amounts realized by individuals upon sale depend upon the fair market value of the shares at the times they are sold.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Each of our named executive officers is contractually entitled to severance benefits as described below. These benefits are generally triggered by termination of employment by the Company without cause or termination by the executive with good reason. For these purposes, “cause” generally includes conviction of, or plea of guilty or nolo contendere to, a felony; willful misconduct or gross negligence in performance of duties that causes material harm to the Company; willful and continued failure to follow reasonable and lawful instructions; willful and continued neglect of duties; and material breach of contractual obligations to the Company. “Good reason” generally includes reduction in compensation; certain required relocations; material breach by the Company of contractual obligations to the officer; or failure by a successor employer to assume the Company’s obligations to the executive; and for Messrs. Eckert, Deady, and Gomez, diminution in the executive’s role, subject in the case of Messrs. Eckert and Deady to the “comparable position” requirements described below. There are no “single trigger” payments due simply as a result of a change in control, although severance benefits are generally higher if the termination of employment is in the context of a change in control.

Messrs. Eckert and Deady

Severance Benefits

If Eclipsys were to terminate the employment of Mr. Eckert or Mr. Deady for any reason other than cause, disability or death, or if Mr. Eckert or Mr. Deady were to terminate his employment with good reason, he would be entitled to (i) continuation of his salary and target bonus for 18 months, (ii) 12 months’ additional vesting of his restricted stock, stock options and any other equity-based awards, and (iii) payment of his target bonus on a pro-rata basis for the portion of the year he served until the date of termination without regard to any performance requirements. He would also be entitled to reimbursement for the cost of continuing his health insurance benefits for 18 months or until he became eligible to receive similar benefits from another employer. However, if a change in control of Eclipsys were to occur and Eclipsys or its successor were to terminate the employment of Mr. Eckert or Mr. Deady for any reason other than cause, disability or death, or if Mr. Eckert or Mr. Deady were to terminate his employment with good reason, within two years following the change in control, or within 180 days before and in anticipation of the change in control, then he would be entitled to (i) continuation of his salary and target bonus for 24 months, (ii) acceleration of vesting of all of his stock options, restricted stock and any other equity-based awards, and (iii) payment of his target bonus on a pro-rata basis for the portion of the year he served until the date of termination without regard to any performance requirements, as well as gross-up payments to offset the effect of any applicable excess parachute payments tax. He would also be entitled to reimbursement for the cost of continuing his health insurance benefits for 24 months or until he became eligible to receive similar benefits from another employer.

In case of death or disability, he or his survivors would be entitled to payment of his target bonus on a pro-rata basis for the portion of the year he served until the date of termination.

In addition to the contractual severance rights of the executives, the plans pursuant to which all equity awards granted to the named executive officers were granted provide that in connection with a change in control, all equity awards will be assumed by the successor or replaced by equivalent awards of the successor, and will vest on an accelerated basis if not so assumed or replaced, or if the recipient’s employment is terminated by the company without cause or by the recipient with good reason within a year following the change in control.

Additional Requirements and Limitations

If the successor in any change in control of Eclipsys offers to retain Mr. Eckert or Mr. Deady in a Comparable Position, then he is not entitled to terminate his employment with good reason due to a change in his responsibilities. For these purposes, “Comparable Position” for Mr. Eckert means Chief Executive Officer of the Company or the successor organization, reporting directly and solely to the board of directors of that entity and being the highest ranking employee of that entity. “Comparable Position” for Mr. Deady means the principal officer of the Company or the successor organization resulting from the change in control having responsibility for worldwide sales and marketing, with the title of Executive Vice President or a comparable title satisfactory to Mr. Deady, reporting to the chief executive officer and serving as a member of the executive management team of the Company or the successor organization.

In connection with his employment, each of Mr. Eckert and Mr. Deady has also entered into an “Agreement re Specified Acts” providing for cessation of unpaid severance benefits and disgorgement of previously realized severance benefits (in excess of $200,000 for Mr. Eckert and $150,000 for Mr. Deady) if at any time during or within two years following termination of his employment, he becomes employed by or affiliated with any of certain specified competitors, or violates in any material respect any material contractual obligation or legal duty to the Company.

Mr. Gomez

The severance arrangements applicable to Mr. Gomez are substantially the same as those applicable to Messrs. Eckert and Deady, except that (i) Mr. Gomez is not subject to the “Comparable Position” requirement and is not party to an “Agreement re Specified Acts,” each as described above in the section entitled “Additional Requirements and Limitations,” and (ii) accelerated vesting in case of termination not in connection with a change in control applies only to equity awards made after March 15, 2005 (the date of Mr. Gomez’s employment agreement). Instead of an Agreement re Specified Acts, Mr. Gomez is party to an agreement that restricts certain post-employment activities that would be competitive with the Company’s business or make inappropriate use of the Company’s confidential information.

Messrs. Colletti and Stearns

Severance Benefits

Each of Messrs. Colletti and Stearns is party to a severance agreement with the Company providing that if the Company or its successor terminates his employment under any circumstances other than for cause, death or disability, or if he resigns his employment with good reason, then he would be entitled to (i) continuation of base salary (but not bonus, commissions or other incentive compensation) for 12 months, (ii) a cash amount equal to 100% of his target annual bonus in effect on the date of termination without regard to any performance requirements, and (iii) one year of accelerated vesting of stock options, restricted stock or other equity-based awards granted to him after July 31, 2006 (unless the Company specifies within 30 days before or after the original date of issuance of the award that it is not subject to this acceleration provision). He would also be entitled to reimbursement for the portion of the cost of continuing his health insurance benefits equal to the portion being paid by the Company at the time of termination of his employment for 12 months or until he became eligible to receive similar benefits from another employer.

Additional Requirements and Limitations

The severance agreement provides that if at any time during or within one year following termination of his employment, he becomes employed by or affiliated with any competitor, or violates in any material respect any material contractual obligation or legal duty to the Company, and fails to cure, then Eclipsys may cancel any equity awards that vested pursuant to the severance agreement, recover the value he may have realized upon sale during the two preceding years of shares underlying equity awards that vested pursuant to the severance agreement, and cease any severance payments and recover any severance already paid in excess of $25,000.

Quantification of Payments upon Termination or Change in Control

The following table shows severance benefits payable for each named executive officer in an ordinary severance situation (i.e. not in connection with a change in control), as well as in connection with a change in control. In accordance with SEC rules, the amounts shown assume that the triggering event in question occurred on December 31, 2007, the last day of fiscal year 2007, and are based on a price of $25.31 for the Company’s common stock, which was the reported closing price of the Company’s common stock on that date. Accordingly, the amounts shown do not give effect to the amendments to the employment agreements of Messrs. Eckert and Deady that were effected in February 2008, as described above under “Compensation Discussion and Analysis – Severance and Change in Control Benefits.” These amendments eliminated certain caps on cash severance in a change in control situation which would otherwise have applied if the value derived from equity awards exceeded specified levels. Footnote 1 to the table describes the effect of these amendments.

SEVERANCE BENEFITS TABLE

Name	Ordinary Severance				Change in Control Severance
		Accelerated Vesting					Accelerated Vesting
	Cash[1] ($)	Stock Options² ($)	Restricted Stock³ ($)	Total ($)	Cash[1] ($)	Stock Options[4] ($)	Restricted Stock[5] ($)	Income Tax Gross-Up6 ($)	Total ($)
R. Andrew Eckert	1,980,298	988,050	759,300	3,727,648	7,064	2,964,150	2,277,900	—	5,249,114
Robert J. Colletti	552,363	—	—	552,363	552,363	—	—	—	552,363
John E. Deady	1,180,298	342,400	506,200	2,028,898	1,264,064	1,084,265	1,602,984	682,328	4,633,641
John P. Gomez	1,176,801	—	—	1,176,801	1,502,401	808,582	949,100	—	3,260,083
Frank E. Stearns	603,519	—	928,016	1,531,535	603,519	—	928,016	—	1,531,535

[1]

Includes cash severance as described above. Also includes (i) for Messrs. Colletti and Stearns, $2,363 and $3,519, respectively, for continuation of Company subsidization of health insurance costs for 12 months; and (ii) for Messrs. Eckert, Deady and Gomez, $5,298, $5,298, and $1,801 respectively, for continuation of Company subsidization of health insurance costs for 18 months in case of ordinary severance, and $7,064, $7,064, and $2,401 respectively, for continuation of Company subsidization of health insurance costs for 24 months in case of change in control severance. Health insurance payments cease to be payable when the executive becomes eligible to receive substantially similar benefits under any plan or program of another employer. As noted above, Mr. Eckert’s employment agreement was amended in February 2008 to eliminate certain caps on cash severance in a change in control situation if the value derived from equity awards exceeded specified levels. As reflected in the table above, those caps would have resulted in elimination of Mr. Eckert’s cash severance (other than health benefits) resulting from a change in control occurring December 31, 2007. Without those caps (i.e. giving effect to the amendment to his employment agreement), Mr. Eckert’s total cash severance resulting from a change in control occurring December 31, 2007 would have been $2,210,478, consisting of the health benefits shown in the table above and the additional cash severance benefits described in the text above, reduced by $296,586 as required to avoid triggering the excise tax on excess parachute payments as described above under “Compensation Discussion and Analysis – Severance and Change in Control Benefits,” and the resulting total would have been $7,452,528. Mr. Deady’s employment agreement was also amended in the same way, and the cash severance shown for him in the table above reflects a reduction of $243,000 in his cash severance as a result of the caps that were eliminated from his employment agreement in February 2008. Without those caps (i.e. giving effect to the amendment to his employment agreement), Mr. Deady’s total cash severance resulting from a change in control occurring December 31, 2007 would have been $1,507,064, his Income Tax Gross-Up would have been $888,973, and the resulting total would have been $5,083,286.

[2]

Reflects accelerated vesting of 105,000 shares for Mr. Eckert and 80,000 shares for Mr. Deady. Messrs. Gomez, Colletti, and Stearns had no options that qualified for acceleration in an ordinary severance situation as of December 31, 2007.

[3]

Reflects accelerated vesting of 30,000 shares for Mr. Eckert, 20,000 shares for Mr. Deady, and 36,666 shares for Mr. Stearns. Messrs. Gomez and Colletti had no restricted stock that qualified for acceleration in an ordinary severance situation as of December 31, 2007.

[4]

Reflects accelerated vesting of 315,000 shares for Mr. Eckert, 253,333 shares for Mr. Deady, and 96,334 shares for Mr. Gomez. Messrs. Colletti and Stearns had no options that qualified for acceleration in a change in control severance situation as of December 31, 2007. The amounts shown for Messrs. Eckert and Deady reflect acceleration of the portion (roughly 60%) of inducement grants made to them when they joined the Company that were unvested at December 31, 2007. As these grants vest with continued employment, the portion remaining to accelerate upon severance will decline and the total amount of severance will diminish commensurately, offset by the value of any subsequent grants that are unvested at termination of employment and would therefore accelerate as a severance benefit.

[5]

Reflects accelerated vesting of 90,000 shares for Mr. Eckert, 63,334 shares for Mr. Deady, 37,499 shares for Mr. Gomez, and 36,666 shares for Mr. Stearns. Mr. Colletti had no restricted stock that qualified for acceleration in a change in control severance situation as of December 31, 2007. The amounts shown for Messrs. Eckert and Deady reflect acceleration of the portion (roughly 60%) of inducement grants made to them when they joined the Company that were unvested at December 31, 2007. As these grants vest with continued employment, the portion remaining to accelerate upon severance will decline and the total amount of severance will diminish commensurately, offset by the value of any subsequent grants that are unvested at termination of employment and would therefore accelerate as a severance benefit.

[6]

Messrs. Eckert, Deady and Gomez are entitled to income tax gross-ups on severance compensation payable in connection with a change in control to offset the effects of any 20% excise tax on excess parachute payments under Section 4999 of the Internal Revenue Code. An executive is treated as having received excess parachute payments if the payments or benefits received are contingent on a change in the ownership or control of a corporation, and the aggregate amount of such payments and benefits equal or exceeds three times the executive’s base amount compensation (salary plus bonus). The amounts shown are based on assumptions as of December 31, 2007 and Black-Scholes modeling. Mr. Gomez’s severance benefits would not have triggered the excise tax. Under Mr. Eckert’s employment agreement as in effect on December 31, 2007, caps on cash severance would have kept his total severance benefits below the level that would have triggered the excise tax, and giving effect to the amendment of his employment agreement, the reduction in his cash severance described in footnote 1 above would have kept his total severance benefits below the level that would have triggered the excise tax. A reduction of up to ten percent of Mr. Deady’s severance benefits as called for by the amendment to his employment agreement would not have avoided the excise tax applicable to him, and accordingly Mr. Deady’s gross-up would have been larger giving effect to the amendment to his employment agreement, as described in footnote 1 above.

PROPOSAL 2 — APPROVAL OF THE COMPANY’S 2008 OMNIBUS INCENTIVE PLAN

Introduction

On March 25, 2008, the Board of Directors adopted the Company’s 2008 Omnibus Incentive Plan (the “Plan”), subject to stockholder approval. The Plan is intended to replace our existing equity incentive plan, which was approved at our 2005 annual meeting.

We are asking stockholders to approve the Plan because we believe the Plan is important to our continued growth and success. The specific purpose of the Plan is to assist us and our subsidiaries in attracting and retaining selected individuals who will serve as our employees, directors, consultants and/or advisors, and who are expected to contribute to our success and the achievement of our long-term objectives. We believe that the equity-based awards to be issued under the Plan will motivate recipients to offer their maximum effort to the Company and help focus them on the creation of long-term value consistent with the interests of our stockholders.

The shares approved under our 2005 plan are almost exhausted, so approval of the Plan is necessary to enable us to continue to offer equity-based compensation; if the Plan is not approved, we believe our recruitment and retention capabilities will be adversely affected. As noted below under “Summary of the Plan – Shares Available,” the shares that will be available for issuance under the Plan are to be computed based upon a formula that takes into account activity under prior plans between December 31, 2007 and the effective date of the Plan. We estimate that this formula will result in approximately 4.2 million shares of our common stock initially being available for equity-based awards under the Plan; shares subject to stock options and stock appreciation rights will count against this limit on a 1-for-1 basis, while shares subject to other awards (including restricted stock) will count against this limit on a 1.6-for-1 basis. Assuming our stockholders approve the Plan, it will be our only active stockholder-approved equity incentive plan (although we will still maintain an employee stock purchase plan, which has approximately 310,000 shares authorized and available).

Section 162(m) of the Internal Revenue Code

The Board of Directors believes that it is in the best interests of the Company and its stockholders to continue to provide for an equity incentive plan under which stock-based compensation awards made to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Plan has been structured in a manner such that awards under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1 million paid in any one year to the Company’s Chief Executive Officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s Chief Financial Officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the Plan, each of these aspects is discussed below, and stockholder approval of the Plan will be deemed to constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m).

The following summary of the principal features of the Plan is qualified in its entirety by reference to the full text of the Plan which is attached to this proxy statement as Exhibit A.

Summary of the Plan

Shares Available. The maximum number of shares of Common Stock that may be issued under the Plan (subject to the adjustment provisions described under “Adjustments upon Changes in Capitalization” below) is 5,000,000 shares, less one (1) share of Common Stock for every one (1) share of Common Stock that was subject to a stock option granted after December 31, 2007 under our 2005 Stock Incentive Plan (together with its predecessor incentive plans, collectively, the “Prior Plans”) and 1.6 shares of Common Stock for every one (1) share of Common Stock that was subject to an award of restricted stock granted after December 31, 2007 under the Prior Plans (no awards other than stock options and restricted stock have been made since December 31 2007). Any shares of Common Stock that are subject to options or stock appreciation rights (“SARs”) granted under the Plan shall be counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock granted. Any shares of Common Stock that are subject to awards other than options or SARs granted under the Plan shall be counted against this limit as 1.6 shares of Common Stock for every one (1) share of Common Stock granted. After the date of the approval of the Plan by stockholders, no awards may be granted under the Prior Plans.

If any shares of Common Stock subject to an award under the Plan or, after December 31, 2007 any shares of Common Stock subject to an award under the Prior Plans, are forfeited, expire or are settled for cash, the shares subject to the award may be used again for awards under the Plan to the extent of the forfeiture, expiration or cancellation. The shares of Common Stock will be added back as one (1) share for every share of Common Stock if the shares were subject to options or SARs granted under the Plan or under the Prior Plans and (ii) as 1.6 shares for every share of Common Stock if the shares were subject to awards other than options or SARs granted under the Plan or under the Prior Plans. The following shares of Common Stock will not be added to the shares authorized for grant as described above: (i) shares tendered by the participant or withheld by us in payment of the purchase price of an option, (ii) shares tendered by the participant or withheld by us to satisfy tax withholding with respect to an award, and (iii) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise. Shares of Common Stock under awards made in substitution or exchange for awards granted by a company acquired by us or a subsidiary, or with which we or any subsidiary combine(s), do not reduce the maximum number of shares that may be issued under the Plan. In addition, if a company acquired by us or a subsidiary, or with which we or any subsidiary combine(s), has shares remaining available under a plan approved by its stockholders, the available shares (adjusted to reflect the exchange or valuation ratio in the acquisition or combination) may be used for awards under the Plan and will not reduce the maximum number of shares of Common Stock that may be issued under the Plan; provided, however that awards using such available shares shall not be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not our employees or directors prior to the acquisition or combination.

Eligibility. Options, SARs, restricted stock awards, restricted stock unit awards and performance awards may be granted under the Plan. Options may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options. Awards may be granted under the Plan to any employee, non-employee member of the Board of Directors, consultant or advisor who is a natural person and provides services to us or a subsidiary, except for incentive stock options which may be granted only to our employees.

Awards to be Granted to Certain Individuals and Groups. As of April 29, 2008, approximately 2,550 employees and non-employee directors were eligible to participate in the Plan. Our Board of Directors or its Compensation Committee, and to a limited extent the Equity Plan Committee of the Board of Directors comprising our Chief Executive Officer, in its discretion, selects the persons to whom awards may be granted, determines the type of awards, determines the times at which awards will be made, determines the number of shares subject to each such award (or the dollar value of certain performance awards), and determines the other terms and conditions relating to the awards. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular person in the future.

Limits on Awards to Participants. No participant may, during any calendar year (i) be awarded options or SARs with respect to more than 2,000,000 shares of Common Stock (4,000,000 shares in the calendar year a Participant first becomes an Employee) or (ii) earn more than 1,000,000 shares (2,000,000 shares in the calendar year a Participant first becomes an Employee) under restricted stock awards, restricted stock unit awards, performance awards or other share based awards that are intended to be “performance-based compensation” under Section 162(m). Shares subject to a cancelled award continue to count against the applicable limit. The maximum dollar value that may be earned by any participant in any calendar year with respect to performance-based awards that are intended to be “performance-based compensation” under Section 162(m) and are denominated in cash is $3,000,000 ($6,000,000 in the calendar year a Participant first becomes an Employee). The dollar value of a cancelled award will continue to count against the applicable limit.

Administration. The Plan will be administered by the Compensation Committee (or a subcommittee) which shall consist of at least two members of the Board of Directors, each of whom must qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, an “outside director” under Section 162(m) and an “independent director” under the rules of the principal securities exchange on which the Common Stock is traded. The Compensation Committee has the authority to determine the terms and conditions of awards, and to interpret and administer the Plan. To the extent not inconsistent with applicable law, including Section 162(m), or the rules and regulations of the principal securities exchange on which the shares are traded), (i) the Board may exercise any or all of the authority of the Compensation Committee under the Plan and (ii) the Compensation Committee may delegate to (A) a committee of one or more directors of the Company any of the authority of the Compensation Committee under the Plan, including the right to grant, cancel or suspend awards, and (B) to one or more officers or a committee of officers the right to grant awards to employees who are not directors or executive officers and the authority to take action on behalf of the Compensation Committee pursuant to the Plan to cancel or suspend awards to employees who are not directors or executive officers.

Stock Options. A stock option entitles the recipient to purchase a specified number of shares of common stock at a fixed price subject to terms and conditions set by the Compensation Committee. The purchase price of shares of Common Stock covered by a stock option cannot be less than 100% of the fair market value of the Common Stock on the date the option is issued. Fair market value of the Common Stock is equal to the closing price for the Common Stock on the principal securities exchange on which the Common Stock is traded on the date the option is issued (or if there was no closing price on that date, on the last preceding date on which a closing price was reported).

The Plan permits payment of the purchase price of stock options to be made by cash or cash equivalents, shares of Common Stock previously acquired by the participant, any other form of consideration approved by the Compensation Committee and permitted by applicable law (including withholding of shares of Common Stock that would otherwise be issued on exercise), or any combination thereof. Options granted under the Plan expire no later than seven years from the date of grant, except in the event of the participant’s death or disability.

Stock Appreciation Rights. The Compensation Committee is authorized to grant SARs in conjunction with a stock option or other award granted under the Plan, and to grant SARs separately. The grant price of a SAR may not be less than 100% of the fair market value of a share of Common Stock on the date the SAR is issued. The term of a SAR may be no more than seven years from the date of grant, except in the event of death or disability.

Upon exercise of an SAR, the participant will have the right to receive the excess of the fair market value of the shares covered by the SAR on the date of exercise over the grant price. Payment may be made in cash, shares of our Common Stock or other property, or any combination thereof, as the Compensation Committee may determine. Shares issued upon the exercise of SARs are valued at their fair market value as of the date of exercise.

Restricted Stock Awards. Restricted stock awards may be issued either alone or in addition to other awards granted under the Plan, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. The Compensation Committee determines the terms and conditions of restricted stock awards, including the number of shares of Common Stock granted, and any conditions for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services, but may include a performance-based component. Unless otherwise provided in the award document, the holder of restricted stock awards will have the rights of a stockholder from the date of grant of the award, including the right to vote the shares of Common Stock and the right to receive distributions on the shares. Except as otherwise provided in the award document, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award.

Restricted Stock Unit Awards. Awards of restricted stock units having a value equal to an identical number of shares of Common Stock may be granted either alone or in addition to other awards granted under the Plan, and are also available as a form of payment of performance awards granted under the Plan and other earned cash-based incentive compensation. The Compensation Committee determines the terms and conditions of restricted stock units. The holder of a restricted stock unit award will not have voting rights with respect to the award. Except as otherwise provided in the award document, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award.

Other Share-Based Awards. The Plan also provides for the award of shares of Common Stock and other awards that are valued by reference to Common Stock or other property (“Other Share-Based Awards”). Such awards may be granted above or in addition to other awards under the Plan. Other Share-Based Awards may be paid in cash, shares of Common Stock or other property, or a combination thereof, as determined by the Compensation Committee. The Compensation Committee determines the terms and conditions of Other Share-Based Awards.

Minimum Vesting. Restricted stock, restricted stock units and other share-based awards must have a vesting period of not less than three years from the date of grant (but permitting pro rata vesting over such time) if vesting is based only on continued service with the Company or a subsidiary (one year if vesting is based on achievement of performance objectives), subject to accelerated vesting in the event of death, disability or retirement of the participant, termination of the participant’s service with the Company and its subsidiaries or a change of control of the Company. The three-year and one-year minimum vesting requirements are not applicable to awards that do not exceed 5% of the number of shares available for awards under the Plan for each of (i) restricted stock and restricted stock units and (ii) other share-based awards.

Performance Awards. Performance awards provide participants with the opportunity to receive shares of Common Stock, cash or other property based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Compensation Committee. Subject to the share limit and maximum dollar value set forth above, the Compensation Committee has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals. The performance period for performance awards must be no less than one year.

Performance Criteria. At the Compensation Committee’s discretion, performance goals for restricted stock awards, restricted stock units, performance awards or other share-based awards may be based on the attainment of specified levels of one or more of the following criteria: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. The performance goals also may be based solely by reference to our performance or the performance of one or more of our subsidiaries, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Compensation Committee may also exclude under the terms of the performance awards the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Adjustments to Awards Subject to Performance Criteria. The Compensation Committee may make downward, but not upward, adjustments with respect to any amount payable pursuant to any restricted stock award, restricted stock unit award, performance award or other share-based payment award that is subject to performance criteria. The Compensation Committee may not waive achievement of performance goals, except in the case of death, disability or as otherwise determined by the Compensation Committee in special circumstances.

Dividends; Dividend Equivalents. Awards other than options and SARs may, if determined by the Compensation Committee, provide that the participant will be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of Common Stock covered by an award. The Compensation Committee may provide that such amounts will be deemed to have been reinvested in additional shares of Common Stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award.

No Repricing. The Plan prohibits option and SAR repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below) unless stockholder approval is obtained. For purposes of the Plan, a “repricing” means a reduction in the exercise price of an option or the grant price of a SAR, the cancellation of an option or SAR in exchange for cash or another award (except in connection with a change in control, or for awards granted in assumption of or in substitution for awards previously granted by a company acquired by us or with which we combine) under the Plan if the exercise price or grant price of the option or SAR is greater than the fair market value of the Common Stock, or any other action with respect to an option or SAR that may be treated as a repricing under the rules of the principal securities exchange on which the Common Stock is traded.

Nontransferability of Awards. No award under the Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, is transferable other than by will or the laws of descent and distribution, and an award may be exercised during the participant’s lifetime only by the participant or the participant’s estate, guardian or legal representative, except that the Compensation Committee may provide in an award document that a participant may transfer an award to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Compensation Committee.

Adjustments upon Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our Common Stock or the value thereof, appropriate adjustments to the Plan and awards will be made as the Compensation Committee determines to be equitable and appropriate, including adjustments in the number and class of shares of stock subject to the Plan, the number, class and option or exercise price of shares subject to awards outstanding under the Plan, and the limits on the number of awards that any person may receive.

Termination of Employment. The Compensation Committee will determine and set forth in the award document whether any awards will continue to be exercisable, and the terms of such exercise, on and after the date the participant ceases to be employed by, or to otherwise provide services to, us, whether by reason of death, disability, voluntary or involuntary termination of employment or service, or otherwise.

Amendment and Termination. The Plan may be amended or terminated by the Board of Directors except that stockholder approval is required for any amendment to the Plan which increases the number of shares of Common Stock available for awards under the Plan, expands the types of awards available under the Plan, materially expands the class of persons eligible to participate in the Plan, permits the grant of options or stock appreciation rights with an exercise or grant price of less than 100% of fair market value on the date of issuance, amends the provisions of the plan prohibiting reductions in the exercise price of SARs or options after the date of issuance and prohibiting canceling any option or SAR in exchange for cash or another award, increases the maximum term of options and SARs, increases the limits on shares subject to awards or the dollar value payable with respect to performance awards, or takes any action with respect to an option or SAR that may be treated as a repricing under the rules of the principal securities exchange on which the Common Stock is traded. No amendment or termination may materially impair a participant’s rights under an award previously granted under the Plan without the written consent of the participant.

The Plan will expire on the 10th anniversary of the date of its approval by stockholders, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax considerations of awards under the Plan. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

Stock Options. A participant does not realize ordinary income on the grant of a stock option. Upon exercise of a non-qualified stock option, the participant will realize ordinary income equal to the excess of the fair market value of the shares of Common Stock over the option exercise price. The cost basis of the shares acquired for capital gain treatment is their fair market value at the time of exercise. Upon exercise of an incentive stock option, the excess of the fair market value of the shares of Common Stock acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the shares is made within two years from the date of granting of the incentive stock option or within one year after the transfer of the shares to the participant, the participant does not realize taxable income as a result of exercising the incentive stock option; the tax basis of the shares received for capital gain treatment is the option exercise price; any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will realize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the net proceeds of disposition, if less) over the option exercise price. For capital gain treatment on such a disposition, the tax basis of the shares will be their fair market value at the time of exercise.

Stock Appreciation Rights. No ordinary income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares of Common Stock or other property received upon the exercise.

Restricted Stock, Performance and Restricted Stock Unit Awards. The participant will not realize ordinary income on the grant of a restricted stock award (or a performance award if the shares of Common Stock are issued on grant), but will realize ordinary income when the shares subject to the award become vested in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the participant will not realize any additional taxable income when the shares become vested.

The participant will not realize ordinary income on the grant of a restricted stock unit award, (or a performance award under which shares of Common Stock are not issued on grant), but will realize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will be equal to the excess of (i) the fair market value of the shares on the date they are issued over (ii) the purchase price, if any, paid for the award.

Upon disposition of shares of Common Stock acquired under a restricted stock award, performance award or restricted stock unit award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.

Company Tax Deduction. We generally will be entitled to a tax deduction in connection with an award under the Plan, subject to the provisions of Section 162(m), in an amount equal to the ordinary income realized by a participant and at the time the participant realizes such income (for example, on the exercise of a nonqualified stock option). Section 162(m) may limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the next three most highly compensated executive officers other than the Chief Financial Officer. Under Section 162(m), the annual compensation paid to any of these executives will be deductible to the extent that it does not exceed $1,000,000 or if the compensation is “performance-based compensation” under Section 162(m). Compensation attributable to stock options and

SARs under the Plan should qualify as performance-based compensation if the awards are made by the Compensation Committee and the exercise or grant price of the award is no less than the fair market value of the Common Stock on the date of grant. Compensation attributable to restricted stock awards, restricted stock unit awards and performance awards should qualify as performance-based compensation if (i) the compensation is approved by the Compensation Committee, (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and (iii) the Compensation Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied.

Equity Compensation Plan Information

The following table provides information about shares of Eclipsys Common Stock that may be issued under our existing equity compensation plans as of December 31, 2007, and shares available as of April 25, 2008.

	As of December 31, 2007					As of April 25, 2008
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders[1]	4,324,529		$16.27	2,003,706		752,276	[5]
Equity compensation plans not approved by security holders	925,000	[2]	$18.12	25,000	[3]	119,930	[3]

Total	5,249,529			2,028,706	[4]	872,206

[1]

This table excludes an aggregate of 4,592 options issuable upon the exercise of outstanding options assumed by Eclipsys in connection with various acquisitions. The weighted average price of the excluded options is $0.76.

[2]

Represents options which were granted in 2005 and 2006 without stockholder approval, as inducement grants, in accordance with NASDAQ rules related to the hiring of Mr. Eckert as our President and Chief Executive Officer and Mr. Deady as our Executive Vice President, Client Solutions. These options were issued pursuant to our 2005 Inducement Grant Stock Inducement Plan, as described below.

[3]	See the narrative description below related to our 2005 Inducement Grant Stock Incentive Plan.
[4]

The number of securities remaining available for future issuance under equity compensation plans as of December 31, 2007 included 929,946 shares available for future issuance under the Employee Stock Purchase Plan. In March 2008 our Compensation Committee reduced shares available under the Employee Stock Purchase Plan by 600,000, as further described in footnote 5.

[5]

The number of securities remaining available for future issuance under equity compensation plans approved by security holders as of April 25, 2008 includes (i) 311,854 shares available for future issuance under the Employee Stock Purchase Plan as of April 25, 2008, which reflects a reduction in 600,000 shares available under the Employee Stock Purchase Plan, as approved by our Compensation Committee in March 2008; and (ii) 440,422 shares remaining available under our 2005 Stock Incentive Plan net of issuance under the 2005 Stock Incentive Plan between December 31, 2007 and April 25, 2008 of 185,196 shares of restricted stock and options to purchase 574,000 shares. If the 2008 Omnibus Incentive Plan is approved by our stockholders, that new 2008 plan will replace the shares remaining available under our 2005 Stock Incentive Plan. As noted above under “Summary of the Plan – Shares Available,” shares available under the 2008 Omnibus Incentive Plan are calculated by a formula that takes into account activity under Prior Plans between December 31, 2007 and the effective date of the Plan, including the awards described above. As of April 25, 2008, we estimate that this formula will result in approximately 4.2 million shares of our common stock initially being available for equity-based awards under the 2008 Omnibus Incentive Plan, with an additional 311,854 shares remaining available for future issuance under the Employee Stock Purchase Plan.

In October 2005, our Board of Directors approved the 2005 Inducement Grant Stock Incentive Plan (the “Inducement Grant Plan”) for use in making inducement grants of stock options and restricted stock to new employees pursuant to the NASDAQ Marketplace Rules. This Inducement Grant Plan was based upon and is substantially similar to our 2005 Stock Incentive Plan as approved by stockholders, except that eligible recipients are limited to prospective and newly hired employees of the Company, consistent with its purpose as an employment inducement tool. The Board initially authorized 1,200,000 shares under the Inducement Grant Plan, and as of December 31, 2007, we had used 1,175,000 shares as follows: 525,000 for initial stock options and 150,000 for initial restricted stock awarded to Mr. Eckert in connection with his hire as our President and Chief Executive Officer in October 2005, and 400,000 for initial options and 100,000 for initial restricted stock awarded to Mr. Deady in connection with his hire as our Executive Vice President in January 2006. In February 2008, the Board authorized an additional 400,000 shares under the Inducement Grant Plan, of which 329,070 were used for grants of restricted stock and stock options to founders and employees of Enterprise Performance Systems, Inc. in connection with our acquisition of that company in February 2008. Accordingly, as of April 25, 2008, 119,930 shares remained available under the Inducement Grant Plan. The Board may increase shares available under the Inducement Grant Plan in its discretion.

Approval

In addition to the vote required as described under “Voting” above, the NASDAQ Marketplace Rules provide that in order to be approved, the Plan requires the affirmative vote of a majority of the total votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of all shares of Common Stock entitled to vote on the proposal.

The Board of Directors recommends a vote FOR the approval of the Company’s 2008 Omnibus Incentive Plan.

PROPOSAL 3 — RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the current fiscal year. PricewaterhouseCoopers LLP has served as our independent auditors since our inception. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not ratified at the Annual Meeting, the Audit Committee may reconsider its selection of PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered certified public accounting firm at any time during the year if it determines that such a change would be appropriate.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm.

AUDIT FEES AND RELATED MATTERS

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FEES

The aggregate fees billed to the Company in each of the last two fiscal years by our independent registered certified public accounting firm, PricewaterhouseCoopers LLP, are as follows:

Fee Category	2007	2006
Audit Fees[1]	$1,977,713	$1,782,500
Audit-Related Fees[2]	597,083	31,130
Tax Fees[3]	90,431	21,500
All Other Fees[4]	1,500	1,500

Total	$2,666,727	$1,836,630

[1]

Audit Fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

[2]

Audit-Related Fees in 2007 primarily consist of services provided in relation to the Company’s voluntary stock option review, which was completed in May 2007; and for 2006 consist of due diligence related services in support of the Company’s acquisition of its India subsidiary, which was completed in 2006.

[3]

Tax Fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the review of the consolidated federal income tax returns and foreign tax issues, accounted for all of the total tax fees billed in 2006 and 2007.

[4]	All Other Fees for 2006 and 2007 related to renewal of our accounting research software.

PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered certified public accounting firm. These policies generally provide that we will not engage our independent registered certified public accounting firm to render audit or non-audit services unless the services are specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered certified public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular services to be provided and is also generally subject to a maximum dollar amount. None of the services described above under the captions “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” was approved by the Audit Committee pursuant to the provisions of paragraph (c)(7)(i)(C) of Rule 2-01 of SEC Regulation S-X.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The Audit Committee of our Board of Directors is composed of three members and acts under a written charter that has been approved by our Board of Directors. The members of the Audit Committee are independent directors, based upon standards set forth in applicable laws, rules, and regulations. The Audit Committee reviewed our audited financial statements for the fiscal year ended December 31, 2007 and discussed these financial statements with our management and our independent registered certified public accounting firm. The Audit Committee has also received from, and discussed with, our independent registered certified public accounting firm various communications that our independent registered certified public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

Our independent registered certified public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with the registered certified public accounting firm their independence.

Based on its discussions with management and the independent registered certified public accounting firm, and its review of the representations and information provided by management and the independent registered certified public accounting firm, the Audit Committee recommended to our Board of Directors that our audited financial statements for the fiscal year ended December 31, 2007 be included in our annual report on Form 10-K for the year ended December 31, 2007.

By the Audit Committee of the Board of Directors of Eclipsys Corporation.

AUDIT COMMITTEE

Jay B. Pieper, Chair
Dan L. Crippen
Edward A. Kangas

OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION

RELATED PARTY TRANSACTION

Lease Agreement and Cost-Sharing Arrangement with BG Jet Corp.

Effective March 1, 2007, we entered into a Lease Agreement and a Cost Sharing Agreement, each with BG Jet Corp., and an Assignment and Consent among Eclipsys, BG Jet Corp, NetJets Sales, Inc., NetJets Services, Inc. and NetJets Aviation, Inc. BG Jet Corp. is 50% owned by Mr. Eugene Fife, one of our directors and the Chairman of our Board. The NetJets entities are affiliated companies that in the aggregate provide a fractional aircraft interest and related services to BG Jet Corp. Our arrangement with BG Jet Corp. had an initial term of 11 months and was renewed for a year in February 2008. Either Eclipsys or BG Jet Corp. may terminate the arrangement if Mr. Fife’s service on our Board ceases, or as a result of a change in control of Eclipsys, or upon loss of use of the aircraft that is subject to the fractional interest, or upon transfer of the fractional interest in whole or part by BG Jet Corp.

BG Jet Corp. has agreed to make a portion of its fractional interest available to us. Pursuant to these agreements, (i) BG Jet Corp. leases its fractional interest to us from time to time to accommodate our flight needs, (ii) the NetJets entities provide directly to us the aircraft management services provided to BG Jet Corp. as part of the fractional ownership program, and (iii) Eclipsys and BG Jet Corp. divide the fixed monthly costs and hourly flight time charges according to each party’s respective usage of the fractional interest. This arrangement is structured to comply with applicable rules of the Federal Aviation Administration.

Our costs in connection with this arrangement include (i) fixed lease payments to BG Jet Corp. of $100 per month, (ii) payments to NetJets of our ratable share, based upon our usage, of the fixed monthly costs that BG Jet Corp. is obligated to pay to NetJets, and (iii) payments to NetJets for actual flight time used by Eclipsys, plus federal excise taxes, fuel surcharges, and other miscellaneous items such as landing fees. The monthly management fee and hourly flight costs are the actual costs to BG Jet Corp. pursuant to its arrangements with NetJets, so the transaction is structured as a pass-through of BG Jet Corp.’s costs and not to profit BG Jet Corp. In addition, we do not make any payment to BG Jet Corp. in respect of BG Jet Corp.’s capital investment in its fractional interest.

During the year ended December 31, 2007, we used 28.6 hours of the fractional interest. The amount that can be considered to benefit Mr. Fife and therefore represents his interest in the transaction is approximately $29,000, consisting of 50% (commensurate with his 50% interest in BG Jet Corp.) of $1,000 in monthly rentals paid to BG Jet Corp. and approximately $57,000 payable to NetJets for fixed monthly maintenance costs that would otherwise be paid by BG Jet Corp. The balance, consisting of incremental hourly flight costs, would not benefit Mr. Fife. In addition to a nominal increase in the fixed monthly costs that BG Jet Corp. is to pay NetJets in 2008, if we use more than 28.6 hours in 2008, the benefit to Mr. Fife would increase ratably consistent with the foregoing.

This related party transaction was approved by our Audit Committee. In addition, pursuant to our related party transactions policy, because the transaction involves a director it was also approved by the entire Board of Directors, with Mr. Fife abstaining. The Audit Committee and the Board of Directors considered the business need for periodic access to private aircraft and alternative sources of access to private aircraft, and concluded that the transaction with BG Jet Corp. was beneficial to Eclipsys and on terms equal to or better than those available from unrelated third-party providers of private aircraft services.

POLICIES AND PROCEDURES FOR APPROVAL OF RELATED PARTY TRANSACTIONS

In recognition of the fact that a transaction between Eclipsys and one of its directors, executive officers or significant stockholders (or their immediate family members) may present potential, perceived or actual conflicts of interest, our Board of Directors has adopted a formal, written policy with respect to the review and approval of related party transactions. In accordance with this policy and our Audit Committee Charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. In addition, if the related party involved in the transaction under review is our Chief Executive Officer or one of our directors or the proposed transaction involves more than $2 million per year, the transaction is subject to further review and approval by our entire Board of Directors. Our finance and internal audit departments are responsible for establishing and maintaining procedures for identifying potential related party transactions while our legal department is responsible for preliminary review of such transactions and determining whether the transaction under review is subject to Audit Committee approval under our related party transactions policy. Our legal department is also responsible for the preparation of a detailed description of the subject transaction for use by the Audit Committee in performing its formal review and approval process. In the course of its review of a related party transaction, the factors considered by our Audit Committee include, but are not limited to the:

•	terms of the transaction as compared to terms available for a similar transaction with a non-related party;

•	disclosure requirements associated with the transaction;

•	effect of the transaction upon the ability of the related party to fulfill his or her duties to Eclipsys; and

•	appearance of the transaction.

The Audit Committee and the full Board of Directors has reviewed and approved the related party transaction described above under the heading, “Certain Related Party Transactions.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who beneficially own more than ten percent of our Voting Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. We are required to disclose in this proxy statement any late filings during the fiscal year ended December 31, 2007.

To our knowledge, based solely on our review of the copies of such reports required to be furnished to us and on the representations of the reporting persons, all of these reports were timely filed during the fiscal year ended December 31, 2007.

OTHER MATTERS

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to Securities Exchange Act Rule 14a-8(e), proposals of stockholders intended to be presented at our 2009 annual meeting of stockholders must be received by us at our corporate headquarters at Three Ravinia Drive, Atlanta Georgia 30346, directed to the attention of our Corporate Secretary, not later than January 2, 2009 to be considered for inclusion in the proxy statement for that meeting. In addition, under our bylaws stockholder proposals for action at our 2009 annual meeting of stockholders which are not intended or eligible for inclusion in the proxy statement for that meeting may, nonetheless, be considered for presentation at the meeting if the proposal is delivered to or mailed and received by us at our corporate headquarters at Three Ravinia Drive, Atlanta Georgia 30346 not less than 60 days or more than 90 days prior to the date of the meeting. However, if less than 70 days notice or prior public disclosure of the date of our 2009 annual meeting of stockholders is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. A copy of our bylaws may be obtained from our Secretary.

DERIVATIVE LITIGATION

We completed a voluntary review of our historical stock option practices in May 2007. In July and August of 2007, four purported stockholder derivative complaints were filed in the United States District Court for the Southern District of Florida alleging that during the period from at least 1999 until 2006 certain of Eclipsys’ option grants were backdated and that as a result of this alleged backdating our financial statements were misstated, and stock sales by the named defendants constituted improper insider selling. These complaints were consolidated in November 2007. These complaints named as defendants all current directors and most current executive officers of the Company, as well as a number of former officers and directors, and sought monetary damages, disgorgement, repricing of certain stock options, governance reforms, and other relief. Because derivative actions are brought on behalf of the company, these complaints resulted in Eclipsys and the named defendants being adverse from a technical legal point of view. On March 20, 2008, the parties to the derivative litigation entered into a memorandum of understanding setting forth the material terms of an agreement in principle to settle and resolve all claims. The settlement must be approved by the court following notice to stockholders.

ANNUAL REPORT

A copy of our annual report on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission, without exhibits will be provided without charge upon written request addressed to our Corporate Secretary at our corporate headquarters at Three Ravinia Drive, Atlanta Georgia 30346. You may also obtain a copy of our Annual Report on Form 10-K via the Internet by following the instructions set forth in the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

Brian W. Copple
Secretary

April 29, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO VOTE VIA THE INTERNET OR TELEPHONE AS INSTRUCTED IN THESE MATERIALS OR, IF THIS PROXY STATEMENT WAS MAILED TO YOU, COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE OR VOTE VIA THE INTERNET OR TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD, AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE PREVIOUSLY SUBMITTED THEIR PROXIES.

EXHIBIT A

ECLIPSYS CORPORATION

2008 OMNIBUS INCENTIVE PLAN

Eclipsys Corporation (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2008 Omnibus Incentive Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors of the Company and its Subsidiaries who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2. “Award Document” shall mean any agreement, contract, notice, memorandum or other instrument or document evidencing any Award hereunder, including through an electronic medium.

2.3. “Board” shall mean the board of directors of the Company.

2.4. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5. “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules of the principal securities exchange on which the Shares are traded, to the extent required by such rules.

2.6. “Covered Employee” shall mean an employee of the Company or its subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.7. “Director” shall mean a non-employee member of the Board.

2.8. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.9. “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.10. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.11. “Fair Market Value” shall mean, with respect to Shares as of any date, the per Share closing price of the Shares (i) if the Shares are listed on a national securities exchange, the closing sale price reported as having occurred on the principal securities exchange on which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Shares are not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the final ask price reported on such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are not listed on a national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.12. “Limitations” shall have the meaning set forth in Section 10.5.

2.13. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.14. “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.15. “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.16. “Payee” shall have the meaning set forth in Section 13.2.

2.17. “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.18 “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.19. “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.20. “Performance Share” shall mean any grant pursuant to Article 9 of an Award valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.21. “Performance Unit” shall mean any grant pursuant to Article 9 of an Award valued by reference to a designated amount of cash or property other than Shares, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.22. “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.23. “Prior Plans” shall mean, collectively, the Company’s 1996 Stock Plan, 1998 Stock Incentive Plan, 1999 Stock Incentive Plan, 2000 Stock Incentive Plan, and 2005 Stock Incentive Plan, each as amended and/or as amended and restated.

2.24. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.25. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.26 “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.27 “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.

2.28. “Shares” shall mean the shares of common stock of the Company, par value $0.01 per share.

2.29. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.30. “Subsidiary” shall mean any corporation (other than the Company) or limited liability company, or comparable foreign entity (each a “Covered Entity”) in an unbroken chain of Covered Entities beginning with the Company if, at the relevant time each of the Covered Entities other than the last Covered Entity in the unbroken chain owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock and other equity interests in one of the other Covered Entities in the chain.

2.31. Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

3.	SHARES SUBJECT TO THE PLAN

3.1 Number of Shares. (a) Subject to adjustment as provided in Section 12.2, a total of 5,000,000 Shares shall be authorized for grant under the Plan, less one (1) share of Stock for every one (1) share of Stock that was subject to an option or stock appreciation right granted after December 31, 2007 from any of the Prior Plans and one and six-tenths (1.6) Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after December 31, 2007 under the Prior Plans. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and six-tenths (1.6) Shares for every one (1) Share granted. After the effective date of the Plan (as provided in Section 13.13), no awards may be granted under any Prior Plan.

(b) If (i) any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2007 any Shares subject to an award under the Prior Plans are forfeited or expire or an award under the Prior Plans is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant under Section 10.5. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(d) Any Shares that again become available for grant pursuant to this Article shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and (ii) as one and six-tenths (1.6) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans.

3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.	ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.

4.2. Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended, provided that no determination may be made after the grant of the Award that would impair the rights of the Participant in any material respect without the Participant’s written consent; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Document; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

(c) To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal securities exchange on which the Shares are traded), (i) the Board may exercise any or all of the authority of the Committee under the Plan and (ii) the Committee may delegate to (A) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (B) to the extent permitted by law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not Directors, “executive officers” of the Company (as defined by Rule 3b-7 under the Exchange Act) or “officers” (as defined by Rule 16a-1 under the Exchange Act) and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not Directors, executive officers of the Company or officers of the Company.

5.	OPTIONS

5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2. Award Documents. All Options shall be evidenced by a written Award Document in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of issuance of such Option. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is issued, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), and (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

5.4. Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of seven (7) years from the date the Option is granted, except in the event of death or disability.

5.5. Exercise of Options. (a) Vested Options granted under the Plan may be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Document) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b) Unless otherwise provided in an Award Document, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee in any instance or through general administrative procedures approved by the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee in any instance or through general administrative procedures approved by the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Document (including same-day sales through a broker), or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

5.6. Form of Settlement. In its sole discretion, the Committee may provide at the time an Option is granted that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7. Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan shall be the number of Shares set forth in the first sentence of Section 3.1(a), subject to adjustments provided in Section 12.2.

6.	STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right on the date of issuance, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of issuance of the Stock Appreciation Right.

(b) The Committee shall determine in its sole discretion whether payment of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Committee may impose such other conditions or restrictions on the terms of exercise and the grant price of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price not less than Fair Market Value on the date of grant (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option), and (ii) a term not greater than seven (7) years except in the event of death or disability.

(e) Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), and (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1. Grants. Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award or Restricted Stock Unit Award shall be subject to vesting restrictions during the Vesting Period as specified by the Committee. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2. Award Documents. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in a written Award Document which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3. Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Document, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Document, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Document any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.

7.4. Minimum Vesting Period. Restricted Stock Awards and Restricted Stock Unit Awards subject to continued service with the Company or a Subsidiary shall have a Vesting Period of not less than three (3) years from date of grant (but permitting pro rata vesting over such time), subject to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 11.3) or the termination of the Participant’s service with the Company and its Subsidiaries. Restricted Stock Awards and Restricted Stock Unit Awards subject to the achievement of performance objectives shall have a minimum Vesting Period of one (1) year), subject to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 11.3) or the termination of the Participant’s service with the Company and its Subsidiaries. Notwithstanding the foregoing, the restrictions in the preceding two sentences shall not be applicable to grants of up to 5% of the number of Shares available for Awards under Section 3.1. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate.

7.5 Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.	OTHER SHARE-BASED AWARDS

8.1. Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation. Other Share-Based Awards shall be subject to vesting restrictions during the Vesting Period as specified by the Committee. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Other Share-Based Awards.

8.2. Award Documents. The terms of Other Share-Based Awards granted under the Plan shall be set forth in a written Award Document which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant.

8.3. Minimum Vesting Period. Other Share-Based Awards subject solely to continued service with the Company or a Subsidiary shall have a Vesting Period of not less than three (3) years from date of grant (but permitting pro rata vesting over such time), subject to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 11.3) or the termination of the Participant’s service with the Company and its Subsidiaries. Other Share-Based Awards subject to the achievement of performance objectives shall have a minimum Vesting Period of one (1) year), subject to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 11.3) or the termination of the Participant’s service with the Company and its Subsidiaries. Notwithstanding the foregoing, the restrictions in the preceding two sentences shall not be applicable to grants of up to 5% of the number of Shares available for Awards under Section 3.1. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate.

8.4. Payment. Except as may be provided in an Award Document, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.	PERFORMANCE AWARDS

9.1. Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2. Award Documents. The terms of any Performance Award granted under the Plan shall be set forth in a written Award Document which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3. Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4. Payment. Except as provided in Article 11 or as may be provided in an Award Document, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.	CODE SECTION 162(m) PROVISIONS

10.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2. Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; return on average equity or average assets with respect to a pre-determined peer group; achievement of balance sheet or income statement objectives; total shareholder return; return on sales, investment, assets or net assets; Share price, including appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); earnings growth; economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; expenses; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements or compliance; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges that the Committee determines should appropriately be excluded, including, but not limited to (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3. Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

10.4. Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5. Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may during any calendar year (i) be granted Options or Stock Appreciation Rights under the Plan with respect to more than 2,000,000 Shares (4,000,000 Shares in the calendar year a Participant first becomes an Employee) and (ii) earn more than 1,000,000 Shares (2,000,000 Shares in the calendar year a Participant first becomes an Employee) under Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards under the Plan that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares (collectively, the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any calendar year with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $3,000,000 ($6,000,000 in the calendar year a Participant first becomes an Employee). If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11.	CHANGE IN CONTROL PROVISIONS

11.1. Impact on Certain Awards. Award Documents or any other written agreement between the Participant and the Company may provide that in the event of a Change in Control of the Company (as defined in Section 11.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed, or canceled if of no value.

11.2. Assumption or Substitution of Certain Awards. (a) Unless otherwise provided in an Award Document or another written agreement between the Participant and the Company, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, if a Participant’s employment with such successor company (or a subsidiary thereof) is terminated within 12 months following such Change in Control (or prior thereto in connection with, the Change in Control) without Cause by the Company or the successor company: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment (or as of the date of the Change in Control if termination occurred prior to and in connection with the Change in Control) will immediately vest, become fully exercisable, and may thereafter be exercised for 12 months, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment (or as of the date of the Change in Control if termination occurred prior to and in connection with the Change in Control) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards outstanding as of the date of such termination of employment (or as of the date of the Change in Control if termination occurred prior to and in connection with the Change in Control) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b) Unless otherwise provided in an Award Document or another written agreement between the Participant and the Company, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute (as described in Section 11.2(a)) for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

(c) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, all outstanding Awards, other than Restricted Stock, shall terminate , and that immediately before such termination such Award may be exercised, to the extent exercisable, and/or that each Participant shall receive, with respect to each Share subject to such Award, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share, if any, of such Award; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.3. Change in Control. For purposes of the Plan, unless otherwise provided in an Award Document or another written agreement between the Participant and the Company, Change in Control means the occurrence of any one of the following events:

(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance of or within 30 days after the acquisition of beneficial ownership of 50% or more of Company Voting Securities by such person;

(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 90% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by securities into which such Company Voting Securities were converted pursuant to such Business Combination), (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);

(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or

(e) The occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that a Change in Control of the Company shall then occur if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person at a level above 50%, other than in connection with the acquisition of stock in a public offering by the Company.

11.4. Cause. For purposes of the Plan, unless otherwise provided in an Award Document, Cause shall mean (i) willful failure by the Participant which is not cured within 30 days after written notice to the Participant from the Company to perform his or her material responsibilities to the Company, or (ii) willful misconduct by the Participant which results in material harm to the Company. The Participant shall be considered to have been discharged for Cause if the Company determines within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

11.5. Good Reason. For purposes of the Plan, unless otherwise provided in an Award Document, Good Reason shall mean (i) any significant diminution in the Participant’s responsibilities from and after the date of the Change in Control, or (ii) any reduction in the annual salary or target incentive cash compensation of the Participant from and after the date of the Change in Control.

12.	GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3 or Section 6.2(e), (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the Limitations. The Board may not, without the approval of the Company’s stockholders, take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

12.2. Adjustments. Except to the extent that Section 11.2 is applicable, in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued as incentive stock options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3. Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Document relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4. Termination of Employment. The Committee shall determine and set forth in each Award Document whether any Awards granted in such Award Document will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final. Except as may be provided in the Award Document issued to a Participant, or any other written agreement between the Participant and the Company, (i) Awards issued to a Participant stop vesting upon cessation of the Participant’s employment (or service as a director or consultant, in case of Awards issued to Participants while serving in that capacity); and (ii) Awards that have vested at the time of cessation of employment and provision of services may be exercise for up to 90 days thereafter and will then terminate.

12.5. Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Document, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.

13.	MISCELLANEOUS

13.1. Award Documents. Each Award Document shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Document shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Documents on behalf of the Company. The Award Document shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

13.2. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

13.3. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.4. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5. Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Document or another written agreement between the Participant and the Company may provide that (a) if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Subsidiary or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), or otherwise breaches any legal or contractual duty or obligation to the Company or any Subsidiary, as determined by the Committee in its sole discretion, or (b) if within the time period specified in the Award Document or other agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, then the Company may cancel any one or more Awards and the Participant will forfeit any gain realized on the vesting or exercise of the Award or Awards and must repay such gain to the Company.

13.6. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.8. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee or the Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

13.13. Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the Shares entitled to vote at a duly constituted meeting of the stockholders of the Company at which a quorum is present. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect and be governed by the Plan until they have been exercised or terminated, or have expired.

13.14. Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

13.15. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.16. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 10, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ECLIPSYS CORPORATION C/O COMPUTERSHARE TRUST COMPANY, N.A. P.O. BOX 43078 PROVIDENCE, RI 02940-3078	ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Eclipsys Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 10, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Eclipsys Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ECPSY1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ECLIPSYS CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual
nominee(s), mark “For All Except” and write the
	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.				number(s) of the nominee(s) on the line below.
Vote on Directors		☐	☐	☐
1. ELECTION OF DIRECTORS
Nominees:
01) R. Andrew Eckert
02) Eugene V. Fife
Vote on Proposals							For	Against	Abstain
	2. To approve the 2008 Omnibus Incentive Plan.						☐	☐	☐
	3. To ratify the selection of PricewaterhouseCoopers LLP by the Board of Directors as the company’s independent registered certified public accounting firm for the current fiscal year.						☐	☐	☐
4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

MATERIALS ELECTION

As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice of Internet availability of such materials.

☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

ECLIPSYS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

JUNE 11, 2008

The stockholder(s) hereby appoint(s) Brian W. Copple, Robert J. Colletti and Robert M. Saman, and any of them, as proxies to vote the shares of Common Stock of Eclipsys Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time, on June 11, 2008, at the company’s headquarters, located at Three Ravinia Drive, Atlanta, Georgia 30346 and any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE MARKED AND SIGNED ON REVERSE SIDE